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Filed Pursuant to Rule 424(b)(5)
Registration No. 333-104455

This preliminary prospectus supplement relates to an effective registration statement under the Securities Act of 1933, but is not complete and may be changed. This preliminary prospectus supplement, and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 5, 2003

PROSPECTUS SUPPLEMENT
(To Prospectus Dated April 24, 2003)

$2,000,000,000

The Bear Stearns Companies Inc.

[GRAPHIC]

        Set forth below is a summary of the terms of the notes we may offer from time to time by this prospectus supplement and the accompanying prospectus.

        We will specify the final terms for each note, which may be different from the terms described in this prospectus supplement, in a pricing supplement.

-    Interest

The notes may have a fixed or floating interest rate.

-    Maturity

The notes will mature in 9 months or more.

-    Ranking

The notes will be our unsecured senior debt and will rank equally with all of our other unsecured and unsubordinated debt.

-    Sinking Fund

The notes may be subject to a sinking fund.

-    Interest Payment Dates
Interest on fixed rate notes will be paid semi-annually or otherwise, as set forth in the applicable pricing supplement. Interest on floating rate notes will be paid monthly, quarterly, semiannually, annually or otherwise, as set forth in the applicable pricing supplement.

-    Redemption and Repurchase

The notes may be subject to:

        -    redemption, at our option; and

        -    repayment, at your option.

       If set forth in the applicable pricing supplement, specific notes may require us, upon request, to repay those notes prior to maturity following the death of the beneficial owner of the notes, subject to certain conditions and limitations.

-    Book-Entry Notes

The notes will be issued in book-entry form unless otherwise set forth in the applicable pricing supplement.

-    Denominations

The notes will be issued in minimum denominations of $1,000, increased in multiples of $1,000, unless otherwise set forth in the applicable pricing supplement.

        "IncomeNotes" is a service mark of The Bear Stearns Companies Inc.

        INVESTMENT IN THE NOTES INVOLVES CERTAIN RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE S-6 OF THIS PROSPECTUS SUPPLEMENT.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

        We may sell notes to the agents as principal for resale at varying or fixed offering prices or through the agents as agent on our behalf. If we sell all of the notes offered under this prospectus supplement, we expect to receive aggregate proceeds of between $1,996,000,000 and $1,950,000,000 (99.8% to 97.5% of the principal amount), after paying agents' commissions of between $4,000,000 and $50,000,000 (0.2% to 2.5% of the principal amount). The agents are not required to sell any specific amount of notes, but will solicit orders to purchase the notes on a reasonable best efforts basis. We also may offer the notes to investors directly on our own behalf.

        If we sell other securities referred to in the accompanying prospectus, the amount of notes referred to in this prospectus supplement that we may offer and sell under this prospectus supplement may be reduced.

Bear, Stearns & Co. Inc.

Lead Manager and Lead Agent

BB&T Capital Markets	Citigroup
Edward D. Jones & CO., L.P.	Fidelity Capital Markets,
Mellon Financial Markets, LLC	a division of National Financial Services LLC
Prudential Securities	UBS PaineWebber Inc.
Wachovia Securities	Wells Fargo Investment Services, LLC

June     , 2003

        We are offering the notes on a continuing basis through Bear, Stearns & Co. Inc., and any other agent we may designate. Each agent has agreed to use its reasonable best efforts to solicit purchases of the notes. We have reserved the right to sell notes directly on our own behalf. We will not list the notes on any securities exchange, and we cannot assure you that the notes offered by this prospectus supplement will be sold or that there will be a secondary market for them. We reserve the right to withdraw, cancel or modify the offer made by this prospectus supplement without giving notice. We may reject any offer in whole or in part. While we have various other medium term notes and other indebtedness outstanding, references in this prospectus supplement to "notes" are to our IncomeNotesSM only.

        Each agent may use this prospectus supplement in connection with offers and sales associated with market-making transactions in the notes. Each agent may act as principal or agent in the market-making transactions. The offers and sales will be made at prices that relate to prevailing prices at the time.

        You must read this prospectus supplement, the accompanying prospectus and the applicable pricing supplement together with all the documents which are deemed to be incorporated in this prospectus supplement and the accompanying prospectus by reference (see "Where You Can Find More Information" beginning on page 3 of the accompanying prospectus). This prospectus supplement, the accompanying prospectus and the applicable pricing supplement must be read and construed on the basis that the incorporated documents are so incorporated and form part of this document, except as specified in this document.

        We have not authorized any person to give any information or represent anything not contained in this prospectus supplement and the accompanying prospectus. You must not rely on any unauthorized information.

SUMMARY

        This section summarizes the legal and financial terms of the notes that are described in more detail elsewhere in this prospectus supplement and in the accompanying prospectus. Final terms of any particular notes will be determined at the time of sale and will be contained in the applicable pricing supplement. The terms in that pricing supplement may vary from and supersede the terms contained in this prospectus supplement and in the accompanying prospectus. Before you decide to purchase any notes, you should read the more detailed information appearing elsewhere in this prospectus supplement and in the accompanying prospectus. You should also review the applicable pricing supplement.

Issuer	The Bear Stearns Companies Inc.
Lead Manager and Lead Agent	Bear, Stearns & Co. Inc.
Agents	BB&T Capital Markets, a division of Scott & Stringfellow, Inc.
Citigroup Global Markets Inc.
Edward D. Jones & Co., L.P.
Fidelity Capital Markets, a division of National Financial
    Services LLC
Mellon Financial Markets, LLC
Prudential Securities Incorporated
UBS PaineWebber Inc.
Wachovia Securities, Inc.
Wells Fargo Investment Services, LLC
Title of Notes	Medium Term Notes, Series B, designated as IncomeNotesSM
Amount	We may issue up to $2,000,000,000 aggregate principal amount of notes in connection with this prospectus supplement. There are no limitations on our ability to issue additional indebtedness in the form of IncomeNotesSM or otherwise.
Ranking	The notes will be unsecured and will rank equally with all our other unsecured and unsubordinated debt. Because we are a holding company, the notes will be effectively subordinated to the claims of creditors of our subsidiaries with respect to their assets. At February 28, 2003:
•	we had outstanding (on an unconsolidated basis) approximately $37.4 billion of debt and other obligations, including approximately $34.3 billion of unsecured senior debt and $2.6 billion of unsecured inter-company debt; and
•	our subsidiaries had outstanding (after elimination of inter-company items) approximately $145.5 billion of debt and other obligations (including $47.9 billion related to securities sold under repurchase agreements, $52.9 billion related to payables to customers, $26.4 billion related to financial instruments sold, but not yet purchased, and $18.3 billion of other liabilities, including $13.6 billion of debt).
Maturity	Each note will mature nine months or more from its issue date, as specified in the applicable pricing supplement.

Denominations	The notes will be issued in minimum denominations of $1,000, increased in multiples of $1,000, or in any other denomination provided in the applicable pricing supplement.
Interest	Each note will bear interest from its date of original issuance at a fixed rate or floating rate per year or as otherwise stated in the applicable pricing supplement.
Interest on each note will be payable monthly, quarterly, semiannually, annually or otherwise on the interest payment dates specified in the note and the applicable pricing supplement and at its maturity date or, if a note is redeemed or repurchased prior to its maturity date, on the redemption date or repayment date.
Principal	The principal amount of each note will be payable on its maturity date. If, however, a note is redeemed or repurchased prior to its maturity date, the principal amount of the note will be paid on the redemption date or repayment date.
Redemption and Repayment	The pricing supplement relating to the notes will indicate whether the notes will be redeemable at our option or repayable at your option prior to the maturity date, including pursuant to the Survivor's Option, as described below. The notes will be unsecured and will not be subject to any sinking fund.
Survivor's Option	The pricing supplement relating to the notes will indicate whether the notes will contain a provision that requires us, upon request by the authorized representative of the beneficial owner of the notes, to repay those notes prior to maturity following the death of the beneficial owner of the notes. This feature is referred to in this prospectus supplement as the "Survivor's Option." Such notes must have been acquired by the deceased beneficial owner at least 6 months prior to the date of the request. The right to exercise this option will be subject to limits set by us on:
• the permitted dollar amount of an individual exercise by a holder of any IncomeNoteSM in any calendar year; and
• the permitted dollar amount of total exercises by all holders of all IncomeNotesSM, without regard to series, in any calendar year.
Additional details relating to this right are described under "Repayment Upon Death—Survivor's Option" beginning on page S-18 of this prospectus supplement.
Form of Notes and Clearance	Unless otherwise set forth in the applicable pricing supplement, the notes will be issued in book-entry form as one or more global securities registered in the name of a nominee of The Depository Trust Company, the depositary for the notes ("DTC"). The notes will settle, and payments of principal and interest will be made, only through DTC. Except as set forth under "Description of Notes—Book-Entry Notes—Registration, Transfer and Payments" beginning on page S-21 of this prospectus supplement, book-entry notes will not be exchangeable for definitive certificates.

Trustee	The Trustee for the notes is JPMorgan Chase Bank, located at 4 New York Plaza, New York, New York 10004, Attention: Debt Operations—15th Floor.
Selling Group	The agents, including the lead agent, will enter into a distribution agreement with us dated as of June , 2003. Dealers who are members of the selling group will execute a master selected dealer agreement with the lead agent. The agents and the dealers will agree to market and sell the notes in accordance with the terms of those respective agreements and applicable laws and regulations. You may contact the lead agent by calling Daniela Bennett at (212) 272-5017 for a list of selling group members. The agents and dealers comprising the selling group are broker-dealers and securities firms.
Liquidity	The notes will not have an established trading market when issued. The agents may make a market in the notes, but the agents are not obligated to do so, and they may suspend or completely stop market-making activities at any time without notice, at their sole discretion.
Risk Factors	For information about risks relating to the notes, see "Risk Factors" beginning on page S-6 of this prospectus supplement.

RISK FACTORS

        Your investment in the notes involves risk. In consultation with your financial and legal advisers, you should carefully consider the following risks and the other information included or incorporated by reference in the applicable pricing supplement, this prospectus supplement and the accompanying prospectus, including the information under "Where You Can Find More Information" on page 3 of the accompanying prospectus, before deciding that an investment in the notes is suitable for you. You should not purchase the notes unless you understand and can bear the investment risks of the notes.

There may not be any Trading Market for the Notes; Many Factors may Affect the Trading Value of the Notes.

        Upon issuance, the notes will not have an established trading market. We cannot assure you that a trading market for the notes will ever develop or, if one develops, that it will be maintained. In addition to our own creditworthiness, many other factors may affect the trading market value of, and trading market for, your notes. These factors include:

  •
  the rate of interest on your notes;

  •
  the method of calculating the principal and interest in respect of your notes;

  •
  the complexity and volatility of the index or formula applicable to your notes;

  •
  the time remaining to the maturity of your notes;

  •
  the total outstanding amount of any particular issuance of notes or of our notes in total;

  •
  any redemption or repayment features of your notes; and

  •
  the level, direction and volatility of interest rates generally.

        We expect that changes in interest rates will affect the trading value of the notes. In general, if US interest rates increase, we expect that the trading value of the notes will decrease and, conversely, if US interest rates decrease, we expect that the trading value of the notes will increase.

        In addition, notes that are designed for specific investment objectives or strategies often experience a more limited trading market and more price volatility. There may be a limited number of buyers if you decide to sell your notes. This may affect the price you receive for your notes or your ability to sell your notes at all.

The Notes are not Insured Against Loss by any Third Party; You can only Depend on our Earnings and Assets for Payment of Principal and Interest on the Notes.

        Because the notes are not deposits and are not insured or guaranteed against loss by the Federal Deposit Insurance Corporation or any other governmental or private agency, you could lose your entire investment. The notes will be solely our obligations, and no other entity will have any obligation, contingent or otherwise, to make any payments in respect of the notes.

        In addition, because we are a holding company whose primary assets consist of shares of stock or other equity interests in our subsidiaries, almost all of our income is derived from those subsidiaries. Our subsidiaries will have no obligation to pay any amount in respect of the notes or to make any funds available for payment of the notes. Accordingly, we will be dependent on dividends and other distributions or loans from our subsidiaries to generate the funds necessary to meet our obligations with respect to the notes, including the payment of principal and interest. The notes will also be effectively subordinated to the claims of creditors of our subsidiaries with respect to their assets.

        If funds from dividends, other distributions or loans from our subsidiaries are not adequate, we may be unable to make payments of principal or interest in respect of the notes and you could lose all or a part of your investment.

        At February 28, 2003:

  •
  we had outstanding (on an unconsolidated basis) approximately $37.4 billion of debt and other obligations, including approximately $34.3 billion of unsecured senior debt and $2.6 billion of unsecured inter-company debt; and

  •
  our subsidiaries had outstanding (after elimination of inter-company items) approximately $145.5 billion of debt and other obligations (including $47.9 billion related to securities sold under repurchase agreements, $52.9 billion related to payables to customers, $26.4 billion related to financial instruments sold, but not yet purchased, and $18.3 billion of other liabilities, including $13.6 billion of debt).

If the Notes are Redeemable, We may Redeem such Notes when Prevailing Interest Rates are Relatively Low.

        If the pricing supplement for your notes provides that the notes are redeemable at our option, we may choose to redeem the notes on or after the date indicated in the pricing supplement. If the pricing supplement provides that the notes are subject to mandatory redemption or are otherwise redeemable at the option of the holder, we also may be required to redeem the notes upon the occurrence of certain events or at a certain date. In the event that prevailing interest rates are relatively low when we choose or are required to redeem the notes, you may not be able to reinvest the redemption proceeds in a comparable security with a yield as high as that on the notes being redeemed. Our ability to redeem the notes before the maturity date may affect the market value of the notes at any time when potential purchasers believe we are likely to redeem notes.

We can Limit the Amount of the Survivor's Option.

        We will have a discretionary right to limit the aggregate principal amount of notes that we may be required to repay to an amount equal to either: (i) $250,000 with respect to any individual deceased beneficial owner of a note in any calendar year; or (ii) in any calendar year, the greater of $2,000,000 or 2% of the outstanding aggregate principal amount of all IncomeNotesSM outstanding as of December 31 of the immediately preceding calendar year. Accordingly, in any single calendar year, the authorized representative of the estate of a deceased beneficial owner may not be able to exercise the Survivor's Option either at all or for the full desired amount.

Our Credit Ratings may not Reflect all Risks of an Investment in Our Notes.

        The credit ratings of our senior unsubordinated indebtedness, which includes the notes, may not reflect the potential impact of all risks related to any trading market for the notes or their trading value. In addition, changes or anticipated changes in our credit ratings generally will affect any trading market for the notes or their trading value.

If the Notes you Purchase are Floating Rate Notes, you may Receive a Lesser Amount of Interest in the Future.

        Because the interest rate on floating rate notes will be indexed to an external interest rate or index that may vary from time to time, there will be significant risks not associated with a conventional fixed rate debt security. These risks include fluctuation of the applicable interest rate and the possibility that, in the future, you will receive a lesser amount of interest. We have no control over a number of matters that may affect interest rates, including economic, financial and political events that are important in determining the existence, magnitude and longevity of these risks and their results. In recent years, interest rates have been volatile, and volatility may be expected in the future. However, past experience is not necessarily indicative of what may occur in the future.

If the Floating Rate Notes you Purchase are Subject to a Maximum Interest Rate, Your Return will be Limited.

        If the applicable pricing supplement specifies that your floating rate notes are subject to a maximum interest rate, the rate of interest that will accrue on the floating rate notes during any interest reset period will never exceed the specified maximum interest rate. Conversely, although the applicable rate of interest will always be greater than zero for floating rate notes, unless a minimum interest rate is specified in the applicable pricing supplement, we cannot assure you that the interest rate you receive in the future will not decrease.

PRICING SUPPLEMENT

        The pricing supplement for each offering of notes will contain the specific information and terms for that offering. The pricing supplement may also add, update or change information contained in this prospectus supplement and the accompanying prospectus. If any information in the pricing supplement, including any changes in the method of calculating interest on any note or any information relating to the "Survivor's Option" described beginning on page S-18 of this prospectus supplement, is inconsistent with this prospectus supplement, you should rely on the information in the pricing supplement. It is important that you consider all of the information in the pricing supplement, this prospectus supplement and the accompanying prospectus when making your investment decision.

DESCRIPTION OF NOTES

General

        The following terms apply to each note unless otherwise specified in the applicable pricing supplement and the note. The applicable pricing supplement will describe the specific terms for the notes.

        We will issue notes under an indenture, dated as of May 31, 1991, as amended, between us and JPMorgan Chase Bank (formerly, The Chase Manhattan Bank), as Trustee, that is more fully described in the accompanying prospectus. The notes are part of a single series of our debt securities that are issuable under the indenture. For a description of the rights attaching to the debt securities under the indenture, see "Description of Debt Securities" beginning on page 6 of the accompanying prospectus. This description and the description under "Description of Debt Securities" in the accompanying prospectus are summaries and do not restate the indenture. We urge you to read the indenture and its supplements which we have filed with the SEC because they, and not this description or the one in the accompanying prospectus, define your rights as a holder of notes. See "Where You Can Find More Information" beginning on page 3 of the accompanying prospectus on how to locate the indenture and its supplements.

        The notes are limited in amount as described on the cover page of this prospectus supplement, less an amount equal to the aggregate initial public offering price of any other securities we may issue in the future, including any other series of medium-term notes. We may increase this limit if we wish to sell additional notes in the future. Under the indenture, we may issue debt securities over the amount authorized on the date of this prospectus supplement without obtaining your consent or the consent of holders of other debt securities. Each series of notes or other debt securities may differ as to their terms. For current information on our outstanding debt, see our most recent Forms 10-K and 10-Q. See "Where You Can Find More Information" beginning on page 3 of the accompanying prospectus.

        We will offer the notes on a continuous basis at various times. The notes will mature at face value nine months or more from the date they are issued and before maturity may be subject to redemption at our option or repayment at your option, as specified in the applicable pricing supplement. Each note will be denominated in US dollars.

        The notes are unsecured and will rank equally with all of our unsecured and unsubordinated debt, including the other debt securities issued under the indenture. Because we are a holding company, the notes will be effectively subordinated to the claims of creditors of our subsidiaries with respect to their assets. At February 28, 2003:

  •
  we had outstanding (on an unconsolidated basis) approximately $37.4 billion of debt and other obligations, including approximately $34.3 billion of unsecured senior debt and $2.6 billion of unsecured inter-company debt; and

  •
  our subsidiaries had outstanding (after elimination of inter-company items) approximately $145.5 billion of debt and other obligations (including $47.9 billion related to securities sold under repurchase agreements, $52.9 billion related to payables to customers, $26.4 billion related to financial instruments sold, but not yet purchased, and $18.3 billion of other liabilities, including $13.6 billion of debt).

        Notes issued in accordance with this prospectus supplement, the accompanying prospectus and the applicable pricing supplement will have the following general characteristics:

  •
  the notes will be our direct unsecured obligations and will rank on an equal basis with all of our other unsecured debt other than subordinated debt;

  •
  we may offer the notes from time to time directly or through the agents. See "Supplemental Plan of Distribution" beginning on page S-32 of this prospectus supplement;

  •
  each note will mature on a day that is at least nine months from its date of original issuance;

  •
  the notes will not be subject to any sinking fund or other mandatory redemption, unless otherwise specified in the applicable pricing supplement;

  •
  the notes will be issued only in fully registered form without coupons;

  •
  unless otherwise stated in the applicable pricing supplement, the notes will be issued initially in book-entry form, represented by one or more global securities registered in the name of a nominee of DTC, as depository, and payments will be made only through DTC. Except in very limited circumstances, you will not receive a certificate for your notes. You will hold your interest in the notes you purchase only as a book entry on the records of your broker or other securities intermediary, which in turn will hold the interests of its customers, directly or indirectly, as a participant in DTC's system through book entries on DTC's records. See "Book-Entry Notes—Registration, Transfer and Payments" beginning on page S-21 of this prospectus supplement and "Description of Debt Securities—Global Securities" beginning on page 8 of the accompanying prospectus; and

  •
  the minimum denomination of the notes will be $1,000, increased in multiples of $1,000, unless otherwise stated in the applicable pricing supplement.

        In addition, the pricing supplement relating to a particular issuance of notes will describe the following specific terms of the notes:

  •
  the aggregate principal amount of the applicable notes;

  •
  the price, which may be expressed as a percentage of the aggregate principal amount of the notes, at which the notes will be issued to the public;

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  the net proceeds to us, the agents' concession, the dealers' concession and the reallowance, if any;

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  the date on which the notes will be issued;

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  the maturity date of the notes;

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  if the note is a fixed rate note, the annual percentage rate at which it will bear interest, if any;

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  if the note is a floating rate note, the applicable interest rate index and such other terms as are applicable to it, as described in "Interest Rate—Floating Rate Notes" beginning on page S-11;

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  the interest payment frequency and the interest payment dates;

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  whether the "Survivor's Option" described beginning on page S-18 will be applicable;

  •
  if the notes may be redeemed at our option, or repaid at your option, prior to their maturity date, and the terms relating to any such redemption or repayment;

  •
  any special US federal income tax considerations of the purchase, ownership or disposition of the notes;

  •
  the use of proceeds, if materially different than that described in the accompanying prospectus; and

  •
  any other significant terms of the notes that are not inconsistent with the provisions of the indenture.

        Under the terms of the indenture, we may defease the notes. See "Description of Debt Securities—Defeasance" beginning on page 12 of the accompanying prospectus.

        In the following discussion, any time we refer to paying principal on the notes, we mean at maturity or upon redemption or repayment. All times are New York City time unless otherwise noted. The following terms may apply to each note as specified in the applicable pricing supplement. We have provided the definitions of certain capitalized terms used in this prospectus supplement in the Glossary.

Interest Rate

  General

        We have provided a Glossary at the end of this prospectus supplement to define certain capitalized words used in discussing the interest rate payable on the notes.

        The interest rate on the notes will be either fixed or floating. The interest paid will include interest accrued from the date of original issue to, but excluding, the relevant interest payment date, maturity date, redemption date or repayment date and will be payable on each interest payment date and upon maturity, redemption or repayment. Interest will be paid to the person in whose name the note is registered at the close of business on the record date before each interest payment date, which in the case of global securities representing book-entry notes will be the depositary or its nominee. However, interest payable upon maturity, redemption or repayment will be payable to the person to whom principal is payable, which in the case of global securities representing book-entry notes will be the depositary or its nominee. The first interest payment on any note issued between a record date and an interest payment date will be made on the interest payment date after the next record date.

  Fixed Rate Notes

        The applicable pricing supplement will designate the fixed rate of interest payable on a fixed rate note. The fixed rate of interest may be zero in the case of a fixed rate note issued with original issue discount. Each fixed rate note will bear interest from its date of original issue at the rate per year stated on its face until the principal is paid or made available for payment. Interest will be paid semiannually or otherwise on the dates specified in the applicable pricing supplement and at maturity, or on redemption or optional repayment.

        The record dates for fixed rate notes will be 15 calendar days before the interest payment date, whether or not that date is a Business Day, unless otherwise specified in the applicable pricing supplement. Interest will be computed using a 360-day year of twelve 30-day months. In the event that any interest payment date, maturity date, redemption date, repayment date or repayment date on exercise of a Survivor's Option of a fixed rate note is not a Business Day, the related payment of principal, premium, if any, or interest will be made on the next succeeding Business Day and, unless otherwise specified by the applicable pricing supplement, no interest shall accrue for the period from and after that interest payment date, maturity date, redemption date, repayment date or repayment date on exercise of a Survivor's Option, as the case may be, to the next Business Day.

  Floating Rate Notes

  General

        The interest rate on a floating rate note will be calculated by reference to the specified interest rate formula, plus or minus a spread, if any, as specified in the applicable pricing supplement. The spread is the number of basis points specified in the applicable pricing supplement as applicable to the interest rate for the floating rate note and may be a fixed amount or an amount that increases or decreases over time. The formula may be based on any of the following rates:

  •
  LIBOR;

  •
  the Federal Funds Rate;

  •
  the Treasury Rate;

  •
  the Prime Rate; or

  •
  another interest rate formula.

In addition to any spread, the applicable pricing supplement will also indicate any applicable maximum or minimum interest rate limitations.

        The applicable pricing supplement also will define or specify the following terms, if applicable:

  •
  Calculation Date;

  •
  initial interest rate;

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  interest payment period;

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  interest payment dates;

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  record date;

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  Index Maturity;

  •
  Interest Determination Date;

  •
  interest reset period;

  •
  interest reset date; and

  •
  sinking fund, if any.

        On your request, the Calculation Agent will provide you with the current interest rate and the interest rate which will become effective on the next interest reset date. See "—How Interest Is Calculated" beginning on page S-13 of this prospectus supplement.

  Date Interest Rate Changes

        The interest rate on floating rate notes may be reset daily, weekly, monthly, quarterly, semiannually or annually, as provided in the applicable pricing supplement. The initial interest rate or interest rate formula effective until the first interest reset date will be indicated in the applicable pricing supplement.

        After the first interest reset date, the interest rate will be the rate determined on the next Interest Determination Date as explained below. Each time a new interest rate is determined it will become effective on the next interest reset date. Except for notes which reset daily or weekly, no changes will be made in the interest rate during the 10 days before the date of maturity, redemption or repayment. Unless otherwise specified in the applicable pricing supplement, the interest rate for notes with daily interest reset dates may be changed until the Business Day immediately before the maturity date. Unless otherwise specified in the applicable pricing supplement, the interest rate for notes with weekly reset dates may be changed until the interest reset date immediately before the maturity date. If any interest reset date is not a Business Day, then the interest reset date will be postponed to the next Business Day. However, in the case of a LIBOR note, if the next Business Day is in the next calendar month, the interest reset date will be the preceding Business Day.

        In the case of weekly reset Treasury Rate notes, if an auction of Treasury bills falls on a day that is an interest reset date for Treasury Rate notes, the interest reset date will be the following day that is a Business Day.

  When Interest Rate Is Determined

        The "Interest Determination Date" is as follows:

  •
  for the Federal Funds (Effective) Rate, the Business Day before the interest reset date;

  •
  for LIBOR, the second London Banking Day before the interest reset date;

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  for the Treasury Rate, the day of the week in which the interest reset date falls on which Treasury bills would normally be auctioned. Treasury bills are usually sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is usually held on the following Tuesday, unless the auction may be held on the preceding Friday. If the auction is held on the preceding Friday, that Friday will be the Interest Determination Date pertaining to the interest reset date occurring in the next week; and

  •
  for the Prime Rate and Federal Funds (Open) Rate, the same day as the interest reset date.

  When Interest Is Paid

        Interest is paid as specified in the note and the applicable pricing supplement and at maturity, redemption or optional repayment.

        If any interest payment date, maturity date, redemption date, repayment date or repayment date on exercise of a Survivor's Option of a floating rate note is not a Business Day, the related payment of principal, premium, if any, or interest will be postponed to the next Business Day and, unless otherwise specified in the applicable pricing supplement, no additional interest shall accrue for the period from and after that interest payment date, maturity date, redemption date, repayment date or repayment date on exercise of a Survivor's Option, as the case may be, to the next Business Day. However, for

LIBOR notes, if the next Business Day is in the next calendar month, principal, premium, if any, or interest will be paid on the preceding Business Day.

        For floating rate notes, the record date will be 15 calendar days before each interest payment date, whether or not that date is a Business Day, unless otherwise specified in the applicable pricing supplement.

  How Interest Is Calculated

        Unless otherwise specified in the applicable pricing supplement, interest payments will be the amount of interest accrued from, and including, the prior interest payment date in respect of which interest has been paid (or from, and including, the date of original issue if no interest has been paid), to, but excluding, the interest payment date. If the interest payment date is also a day that principal is due, the interest payable will include interest accrued to, but excluding, the date of maturity, redemption or optional repayment.

        Accrued interest from the date of original issue or from the last date to which interest has been paid is calculated by multiplying the face amount of the floating rate note by an accrued interest factor. The accrued interest factor is computed by adding the interest factors calculated for each day from the date of issue, or from the last date to which interest has been paid, to the date for which accrued interest is being calculated. The interest factor (expressed as a decimal calculated to seven decimal places without rounding) for each such day is computed by dividing the interest rate applicable to that day by 360, in the case of Federal Funds Rate notes, LIBOR notes and Prime Rate notes, or by the actual number of days in the year, in the case of Treasury Rate notes.

        All percentages resulting from any calculation on floating rate notes will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 6.876545% (or .06876545) being rounded to 6.87655% (or .0687655) and 6.876544% (or .06876544) being rounded to 6.87654% (or ..0687654)), and all dollar amounts used in or resulting from such calculation will be rounded to the nearest cent (with one-half cent being rounded upward).

        The Calculation Date relating to an Interest Determination Date will be the earlier of (a) the tenth calendar day after the Interest Determination Date or, if that day is not a Business Day, the next Business Day or (b) the Business Day before the applicable interest payment date, maturity date, redemption date or repayment date. JPMorgan Chase Bank (formerly, The Chase Manhattan Bank) will be the Calculation Agent with respect to the floating rate notes. On your request, the Calculation Agent will provide you with the interest rate then in effect, and, if different, the interest rate that will become effective as a result of a determination made on the most recent interest reset date with respect to your floating rate note.

  Legal Maximum Interest Rate

        In addition to any maximum interest rate for any floating rate note, the interest rate on the floating rate notes will not be higher than the maximum rate permitted by New York law, as modified by federal law. Current New York law provides a maximum interest rate of 25% per annum. This limit does not apply to notes with principal amounts of more than $2,500,000.

  LIBOR Notes

        Each LIBOR note will bear interest at the rate (calculated with reference to LIBOR and any spread) specified in the LIBOR note and in the applicable pricing supplement. LIBOR will be determined by the Calculation Agent as follows, unless otherwise specified in the applicable pricing supplement:

        With respect to any Interest Determination Date, either:

  (a)
  the arithmetic mean, as determined by the Calculation Agent, of the offered rates for deposits in US dollars for the Index Maturity specified in the applicable pricing supplement, beginning on the second London Banking Day after that date, which appear on the Reuters Screen LIBO Page as of 11:00 a.m., London time, on that date, if at least two such offered rates appear on the Reuters Screen LIBO Page; or

  (b)
  the offered rate for deposits in US dollars having the specified Index Maturity, beginning on the second London Banking Day after that date, which appears on the Telerate Page 3750 as of 11:00 a.m., London time, on that date.

        If neither the Reuters Screen LIBO Page nor Telerate Page 3750 is specified in the applicable pricing supplement, LIBOR will be determined as if Telerate Page 3750 had been specified.

        In the case where (a) above applies, if fewer than two offered rates appear on the Reuters Screen LIBO Page, or, in the case where (b) above applies, if no rate appears on the Telerate Page 3750, LIBOR will be determined based on the rates at approximately 11:00 a.m., London time, on that LIBOR Interest Determination Date at which deposits in US dollars having the specified Index Maturity are offered by four major banks in the London interbank market selected by the Calculation Agent to prime banks in the London interbank market beginning on the second London Banking Day after that date and in a principal amount of not less than US $1,000,000 that is representative of a single transaction in such market at such time (a "representative amount").

        The Calculation Agent will request the principal London office of each such bank to provide a quotation of its rate. If at least two such quotations are provided, LIBOR for that date will be the arithmetic mean of such quotations.

        If fewer than two quotations are provided, LIBOR for that date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m. on such date by three major banks in New York City selected by the Calculation Agent for loans in US dollars to leading European banks having the specified Index Maturity beginning on the second London Banking Day after that date and in a principal amount of not less than a representative amount.

        Finally, if the three banks are not quoting as mentioned above, LIBOR will remain LIBOR then in effect on such Interest Determination Date.

  Federal Funds Rate Notes

        Each Federal Funds Rate note will bear interest at the rate (calculated with reference to the Federal Funds Rate and any spread) specified in the Federal Funds Rate note and in the applicable pricing supplement. The Federal Funds Rate may be either of the Federal Funds (Effective) Rate or the Federal Funds (Open) Rate.

        Unless otherwise specified in the applicable pricing supplement, the Federal Funds (Effective) Rate means, with respect to any Interest Determination Date, the rate on that day for Federal Funds as published in H.15(519) under the heading "Federal funds (effective)" on Telerate page 120 or any successor service or page or, if not so published on the Calculation Date relating to that Interest Determination Date, the Federal Funds (Effective) Rate will be the rate on that Interest Determination Date that is published in H.15 Daily Update or any other recognized electronic source used for displaying that rate under the heading "Federal Funds/Effective Rate."

        Unless otherwise specified in the applicable pricing supplement, the Federal Funds (Open) Rate means, with respect to any Interest Determination Date, the rate on that day for Federal Funds as reported on Telerate page 5 under the heading "Federal Funds/Open."

        If (1) the applicable Federal Funds (Effective) Rate described above or (2) the Federal Funds (Open) Rate described above is not published by 3:00 p.m. on the relevant Calculation Date, then the Federal Funds (Effective) Rate and the Federal Funds (Open) Rate, as applicable, will be calculated by the Calculation Agent as the arithmetic mean of the rates for the last transaction in overnight Federal Funds arranged by three leading brokers of Federal Funds transactions in New York City selected by the Calculation Agent as of 11:00 a.m., on that Interest Determination Date.

        If the brokers that are selected by the Calculation Agent are not quoting, the interest rate in effect for the applicable period will remain the interest rate then in effect on such Interest Determination Date.

  Treasury Rate Notes

        Each Treasury Rate note will bear interest at the rate (calculated with reference to the Treasury Rate and any spread) specified in the Treasury Rate note and in the applicable pricing supplement.

        Unless otherwise specified in the applicable pricing supplement, the Treasury Rate means, with respect to any Interest Determination Date, the rate for the most recent auction of Treasury bills, direct obligations of the United States, having the Index Maturity specified in the applicable pricing supplement as published under the column designated "Invest Rate" on Telerate page 56 captioned "US Treasury 3MO T-Bill Auction Results" or Telerate page 57 captioned "US Treasury 6MO T-Bill Auction Results."

        If the Treasury Rate cannot be set as described above on the Calculation Date pertaining to such Interest Determination Date, the following procedures will apply, as appropriate:

  (1)
  The rate will be the auction average rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of the Treasury.

  (2)
  If the results of the auction of Treasury bills having the specified Index Maturity are not published in H.15(519) by 3:00 p.m. on the Calculation Date, or if no such auction is held in a particular week, then the Treasury Rate will be calculated by the Calculation Agent and will be a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates as of approximately 3:30 p.m. on the Interest Determination Date, of three leading primary US government securities dealers selected by the Calculation Agent, for the issue of Treasury bills with a remaining maturity closest to the specified Index Maturity.

  (3)
  Finally, if the dealers are not quoting as mentioned above, the Treasury Rate will remain the Treasury Rate then in effect on such Interest Determination Date.

  Prime Rate Notes

        Each Prime Rate note will bear interest at the rate (calculated with reference to the Prime Rate and any spread) specified in the Prime Rate note and the applicable pricing supplement.

        Unless otherwise specified in the applicable pricing supplement, Prime Rate means, with respect to any Interest Determination Date, either the rate set forth for that date on Telerate page 5 under the heading "Bank Rate/Prime" or the rate set forth for that date in H.15(519) under the heading "Bank Prime Loan."

        If the Prime Rate cannot be set as described above, the following procedures will occur:

  (1)
  If the applicable rate is not published in H.15(519) or on Telerate page 5 prior to 9:00 a.m. on the Calculation Date, then the Prime Rate will be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen NYMF Page on such Interest Determination Date as such bank's prime rate or base lending rate as in effect for such Interest Determination Date.

  (2)
  If fewer than four rates appear on the Reuters Screen NYMF Page, the rate will be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on such Interest Determination Date by at least two of the three major money center banks in New York City selected by the Calculation Agent from which quotations are requested.

  (3)
  If fewer than two quotations are provided, the Calculation Agent will determine the Prime Rate as the arithmetic mean on the basis of the prime rates in New York City by the appropriate number of substitute banks or trust companies organized and doing business under the laws of the United States, or any state, in each case having total equity capital of at least US $500 million and being subject to supervision or examination by federal or state authority, selected by the Calculation Agent to quote the rate or rates.

  (4)
  If in any month or two consecutive months, the Prime Rate is not published in H.15(519) or on Telerate page 5 and the banks or trust companies selected are not quoting as mentioned in (3) above, the Prime Rate for the interest reset period will remain the same as the Prime Rate for the immediately preceding interest reset period (or, if there was no such interest reset period, the rate of interest payable on the Prime Rate notes for which the Prime Rate is being determined shall be the initial interest rate).

        If this failure continues over three or more consecutive months, the Prime Rate for each succeeding Interest Determination Date until the maturity or redemption of such Prime Rate notes or, if earlier, until this failure ceases, shall be LIBOR determined as if such Prime Rate notes were LIBOR notes, and the spread, if any, will be the number of basis points specified in the applicable pricing supplement as the "Alternate Rate Event Spread."

Payment of Principal and Interest

        Interest will be payable to the person in whose name a note is registered, which in the case of global securities will be the depositary or its nominee, at the close of business on the record date before each interest payment date. Interest payable upon maturity, redemption or repayment will be payable to the person to whom principal shall be payable, which in the case of global securities will be the depositary or its nominee.

        The total amount of any principal (and premium, if any) and any interest due on any global security representing one or more book-entry notes on any interest payment date or upon maturity, redemption or repayment will be made available to the Trustee on such date. As soon as possible thereafter, the Trustee will make such payments to the depositary. The depositary will allocate the payments to each book-entry note represented by a global security and make payments to the holders of such global security in accordance with its existing operating procedures. We and the Trustee will not have any responsibility or liability for the payments by the depositary. So long as the depositary or its nominee is the registered holder of any global security, the depositary or its nominee, as the case may be, will be considered the sole holder of the book-entry note or notes represented by such global security for all purposes under the indenture. We understand, however, that under existing industry practice, the depositary will authorize the persons on whose behalf it holds a global security to exercise certain rights of holders of securities. See "Book-Entry Notes—Registration, Transfer and Payments" beginning on page S-21 of this prospectus supplement.

Reopened Issues

        We may "reopen" certain issues at any time by offering additional notes with terms identical (other than issue date and issue price) to those of existing notes.

Redemption

        Unless otherwise stated in the applicable pricing supplement, the notes will not have a sinking fund. Redemption dates, if any, will be fixed at the time of sale and stated in the applicable pricing supplement and on the applicable note. If no redemption date is indicated with respect to a note, the note will not be redeemable before it matures. We may redeem notes at our option beginning on a specified redemption date if the applicable pricing supplement permits redemption. Unless otherwise specified in the applicable pricing supplement, we may redeem such notes in whole or in part in increments of $1,000 at a redemption price equal to 100% of the principal amount to be redeemed, together with interest payable up to the redemption date, by giving notice not more than 60 nor less than 30 days before the redemption date.

Repayment and Repurchase

General

        Optional repayment dates will be set at the time of sale and set forth in the applicable pricing supplement and on the applicable note. Except as provided under "Repayment Upon Death—Survivor's Option," beginning on page S-18 of this prospectus supplement, if no optional repayment date is indicated, your note will not be repayable at your option before it matures.

        If the applicable pricing supplement permits, you may cause us to repay your notes on particular dates. Unless otherwise specified in the applicable pricing supplement, we may be required to repay your notes in whole or in part in increments of $1,000, provided that any remaining principal amount of the note is at least $1,000. The repayment price will be equal to 100% of the principal amount to be repaid, plus accrued interest to the repayment date.

Repayment Other Than Under Survivor's Option

        Unless otherwise specified in the applicable pricing supplement, for any note to be repaid in whole or in part at your option, you must deliver to the Trustee not less than 30 nor more than 60 days before the optional repayment date:

  •
  the note to be repaid with the form entitled "Option to Elect Repayment" set forth on the reverse of such note duly completed; or

  •
  a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange or the NASD or a commercial bank or a trust company in the US setting forth:

    • your name,

    • the principal amount of the note,

    • the certificate number of the note or a description of the note's tenor or terms,

    • the principal amount of the note to be repaid,

    • a statement that you are exercising your option to elect repayment, and

    • a guarantee that the note to be repaid, along with the form entitled "Option to Elect Repayment" duly completed, will be received by the Trustee no later than 5 Business Days after the date of the telegram, telex, facsimile transmission or letter.

The Trustee must receive the note and duly completed form entitled "Option to Elect Repayment" by the fifth Business Day after the date of such telegram, telex, facsimile transmission or letter. The exercise of the repayment option will be irrevocable.

        If your note is represented by a global security, the depositary's nominee will be the holder and, as a result, will be the only entity that can exercise a right to repayment. To ensure that the depositary's nominee will timely exercise a right to repayment with respect to your interest in a global security, you must instruct the broker, or other direct or indirect participant through which you hold such interest, to notify the depositary of your desire to exercise a right to repayment. To ascertain the time by which instructions must be given for timely notice to be delivered to the depositary, you should consult the broker or other direct or indirect participant through which you hold your interest in a note.

        At any time, we may buy the notes at any price in the open market or otherwise. Any notes we purchase may be held or resold or, at our discretion, may be surrendered to the Trustee for cancellation.

Repayment Upon Death—Survivor's Option

        The pricing supplement relating to each note will indicate whether the beneficial owner of that note will have the right to require us to repay that note prior to its maturity date, if requested by an authorized representative of the beneficial owner of that note, following the death of such beneficial owner (the "Survivor's Option"). To validly exercise the Survivor's Option, such notes must have been acquired by the deceased beneficial owner at least 6 months prior to the date of the request. In addition, we will not permit the exercise of the Survivor's Option except in principal amounts of $1,000 and multiples of $1,000. Upon the valid exercise of the Survivor's Option and the proper tender of the note for repayment, we will repay that note, in whole or in part, at a price equal to 100% of the principal amount of the deceased beneficial owner's beneficial interest in the note plus accrued and unpaid interest to the date of repayment. For purposes of this section, a beneficial owner of a note is a person who has the right, immediately prior to such person's death, to receive the proceeds from the disposition of that note, as well as the right to receive payment of the principal of the note.

        We may limit the aggregate principal amount of notes as to which the Survivor's Option may be exercised to:

  •
  $250,000 with respect to any individual deceased beneficial owner of a note in any calendar year (the "Individual Limitation"); or

  •
  in any calendar year, the greater of $2,000,000 or 2% of the outstanding aggregate principal amount of all IncomeNotesSM outstanding as of December 31 of the immediately preceding calendar year (the "Aggregate Limitation").

        We may, at our option, redeem interests of any deceased beneficial owner in excess of the Individual Limitation. Any optional redemption by us of this kind, to the extent it exceeds the Individual Limitation, for any deceased beneficial owner, will not be included in the computation of the Aggregate Limitation for redemption of the notes. We may also, at our option, redeem interests of deceased beneficial owners in the notes in an aggregate principal amount exceeding the Aggregate Limitation. Any optional redemption by us of this kind, to the extent it exceeds the Aggregate Limitation, will not reduce the Aggregate Limitation for such calendar year. Upon any determination by us to redeem notes in excess of the Individual Limitation or the Aggregate Limitation, notes will be redeemed in the order of receipt of redemption requests by the Trustee.

        To be valid, the Survivor's Option must be exercised by the authorized representative of the beneficial owner, who is a person that has the right to sell, transfer or otherwise dispose of an interest in a note and the right to receive the proceeds from the note, as well as the interest and principal payable to the beneficial owner of the note, under the laws of the applicable jurisdiction. With respect to notes represented by a global note, DTC or its nominee (or any other depositary specified in the applicable pricing supplement) is treated as the holder of the notes and will be the only entity that can exercise the Survivor's Option for such notes. To obtain repayment pursuant to exercise of the Survivor's Option for a note, the authorized representative must deliver its request to the participant through which the deceased beneficial owner owned an interest in the notes. "Participant" means an institution that has an account with the depositary for the notes, which unless otherwise specified in the applicable pricing supplement, will be DTC. The request for redemption must be in a form satisfactory to the participant and must be accompanied by evidence of the death of the beneficial owner, evidence that the notes were acquired by the deceased beneficial owner at least 6 months prior to the request, evidence of the authority of the representative satisfactory to the participant, any waivers, notices or certificates that may be required under applicable state or federal law and any other evidence of the right to the redemption that the participant requires. The request must specify the principal amount of the interest in the notes to be redeemed, which amount must be in integral multiples of $1,000. Subject to the rules and arrangements applicable to the depositary, the participant will then need to deliver to the depositary a request for redemption substantially in the form attached as Appendix A to this prospectus supplement.

        On receipt of a valid redemption request, the depository will need to forward the request to the Trustee. The Trustee is required to maintain records with respect to redemption requests received by it, including the date of receipt and the name of the participant filing the redemption request. The Trustee will promptly file with us each redemption request it receives. We, the depositary and the Trustee:

  •
  may conclusively assume, without independent investigation, that the statements contained in each redemption request are true and correct; and

  •
  will have no responsibility:

  •
  for reviewing any documents submitted to the participant by the authorized representative or for determining whether the applicable decedent is in fact the beneficial owner of the interest in the notes to be redeemed or is in fact deceased; and

  •
  for determining whether the authorized representative is duly authorized to request redemption on behalf of the applicable beneficial owner.

        Neither the Trustee nor we have any responsibility for the actions of the depositary or any Participant, or any other financial institution through which any interest in the notes may be held, with regard to redemption requests, including any failure to make, or any delay in making, such a request on the part of the depositary, any Participant or any such other institution. Any authorized representative wishing to request a redemption of notes will need to contact the relevant participant through which the authorized representative's interests in the notes are held or, if those interests are held through a Participant indirectly through an account at another financial institution, instruct that institution to contact the Participant to make the necessary arrangements to ensure that the request is made in a proper and timely manner.

        Subject to the Individual Limitation and the Aggregate Limitation, we will, after the death of any beneficial owner, redeem the interest of the beneficial owner in the notes on the first interest payment date that occurs 30 or more calendar days after our acceptance of a redemption request from the Trustee or as otherwise set forth in the applicable pricing supplement. Subject to the limitations set forth above, each election to exercise the Survivor's Option will be accepted in the order that elections are received by the Trustee. If redemption requests exceed the aggregate principal amount of interests in notes required to be redeemed during any calendar year, then excess redemption requests will be applied, in the order received by the Trustee, to successive subsequent periods, regardless of the number of subsequent periods required to redeem the interests. We may at any time notify the Trustee that we will redeem, on a date not less than 30 nor more than 60 days after the date of the notice, all or any lesser amount of notes for which redemption requests have been received but that are not then eligible for redemption by reason of the Individual Limitation or the Aggregate Limitation. If we do so, notes will be redeemed in the order of receipt of redemption requests by the Trustee.

        We will pay 100% of the principal amount plus any unpaid interest accrued to (but excluding) the redemption date for the notes we redeem in accordance with a redemption request of an authorized representative of a deceased beneficial owner. Subject to arrangements with the depositary, payment for interests in the notes to be redeemed will be made to the depositary in the aggregate principal amount specified in the redemption requests submitted to the Trustee by the depositary that are to be fulfilled in connection with the payment upon presentation of the notes to the Trustee for redemption. The principal amount of any notes acquired or redeemed by us other than by redemption at the option of any authorized representative of a deceased beneficial owner under the procedures described in this prospectus supplement will not be included in the computation of either the Individual Limitation or the Aggregate Limitation.

        The death of a person owning a note in joint tenancy or tenancy by the entirety with another or others will be deemed the death of the owner of that note, and the entire principal amount of the note so owned will be subject to repayment. The death of a person owning a note by tenancy in common will be deemed the death of an owner of that note only with respect to the deceased owner's interest in that note. However, if a note is held by husband and wife as tenants in common, the death of either spouse will be deemed the death of the owner of that note, and the entire principal amount of the note so owned will be subject to repayment.

        The death of a person who, immediately prior to his or her death, was entitled to substantially all of the rights of a beneficial owner of an interest in the notes will be deemed the death of the beneficial owner, regardless of the recordation of the interest on the records of the Participant, if the decedent's rights are established to the satisfaction of the participant. Rights of this kind will be deemed to exist in typical cases of nominee ownership, ownership under the Uniform Gifts to Minors Act or the Uniform Transfers to Minors Act, community property or other similar joint ownership arrangements, including individual retirement accounts or Keogh H.R. 10 plans maintained solely by or for the decedent or by or for the decedent and any spouse, and trust and certain other arrangements where one person has substantially all of the rights of a beneficial owner during that person's lifetime.

        If a redemption request is presented on behalf of a deceased beneficial owner and has not been fulfilled at the time we give notice of its election to redeem the notes, the notes that are the subject of the pending redemption request will be redeemed before any other notes.

        Any redemption request may be withdrawn by the authorized representative upon delivery of a written request for withdrawal given by the participant on behalf of the person(s) to the depositary and by the depositary to the Trustee not less than 30 days before the redemption payment.

        All questions as to the eligibility or validity of any exercise of the Survivor's Option will be determined by us in our sole discretion. Our determination will be final and binding on all parties. The Survivor's Option may only be exercised by the authorized representative of a deceased beneficial owner.

        During any time in which the notes are not represented by a global security and are issued in definitive form:

  •
  all references in this prospectus supplement to Participants and the depositary, including the depositary's governing rules, regulations and procedures, will be deemed deleted;

  •
  all determinations that the Participants are required to make as described in this section will be made by us, including, without limitation, determining whether the applicable decedent is in fact the beneficial owner of the interest in the notes to be redeemed or is in fact deceased and whether the authorized representative is duly authorized to request redemption on behalf of the applicable beneficial owner; and

  •
  all redemption requests, to be effective, must

  •
  be delivered by the authorized representative to the Trustee, with a copy to us;

  •
  if required by us and the Trustee, be in the form of the redemption request attached to this prospectus supplement as Appendix A, with appropriate changes mutually agreed to by us and the Trustee to reflect the fact that the redemption request is being executed by an authorized representative, including provision for signature guarantees; and

  •
  be accompanied by the note that is the subject of the redemption request or, if applicable, a properly executed assignment or endorsement, in addition to all documents that are otherwise required to accompany a redemption request. If the record interest in the note is held by a nominee of the deceased beneficial owner, a certificate or letter from the nominee attesting to the deceased's ownership of a beneficial interest in the note must also be delivered.

Book-Entry Notes—Registration, Transfer and Payments

        Book-entry notes may be issued in whole or in part in the form of one or more fully registered global securities deposited with, or on behalf of, the depositary and registered in the name of its nominee. Except as described below, a global security may not be transferred except as a whole by the depositary to its nominee or by its nominee to the depositary or another nominee of the depositary or by the depositary or its nominee to the depositary's successor or the successor's nominee.

        The depositary has provided us the following information: The depositary is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. The depositary holds securities that have been deposited by its participating organizations, which are called "participants." The depositary also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through computerized records for participants' accounts. This eliminates the need to exchange certificates. Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. The depositary is owned by a number of its participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. The depositary's book-entry system also is used by other organizations such as securities brokers and dealers, banks, and trust companies that work through a participant. Persons who are not participants may beneficially own securities held by the depositary only through participants. The rules applicable to the depositary and its participants are on file with the SEC.

        Upon our issuance of any notes that will be represented by a global security, the depositary will immediately credit on its book-entry system the respective amounts of the notes represented by the global security to participants' accounts. The accounts to be credited will be designated by our agents, or by us if we directly offer and sell the notes. Ownership of beneficial interests in a global security will be limited to participants or persons that hold interests through the participants. Beneficial ownership interests in a global security will be shown on, and transfers of those interests will be made only through, records maintained by the depositary's participants or persons holding interests through participants. Please note, the laws of some states require that certain purchasers of securities take physical delivery of these securities in definitive form. These limits and laws may impair the ability to transfer beneficial interest in a global security.

        Unless the global security is exchanged in whole or in part for a certificated note, the global security cannot be transferred. However, the depositary, its nominees and their successors may transfer a global security as a whole to one another. This means we will not issue certificates to you. Until certificated notes are issued, the depositary, not you, will be considered the holder of notes represented by a global security under the indenture. We have described below the only circumstances where notes represented by a global security will be exchangeable for certificated notes.

        We will make payments of principal and interest on the notes to the depositary or its nominee. We and the Trustee will treat the nominee as the owner of the global securities for all purposes. Neither we nor the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of your beneficial ownership interests in a global security or for maintaining, supervising or reviewing the records relating to you as the owner of a beneficial interest in such global securities. We expect that the depositary will credit immediately the respective accounts of the participants upon receipt of any payment of principal or interest on a global security. We expect that participants' payments to owners of the beneficial interests in a global security will be governed by standing customer instructions and customary practices, and will be the participants' responsibility.

        The depositary's nominee is the only person that can exercise a right to repayment of a global security. If you own a beneficial interest in a global security and want to exercise a right to repayment, then you must instruct your participant (for example, your broker) to notify the nominee of your desire to exercise such right. Different participants have different procedures for accepting instructions from their customers (for example, cut-off times for notice), and accordingly, you should consult your participant to inform yourself about their particular procedures.

        Unless otherwise specified in the applicable pricing supplement, notes will be issued initially as book-entry notes. Generally, we will issue book-entry notes only in the form of global securities. Notes represented by a global security may be exchanged for certificated notes with the same terms in authorized denominations if:

  •
  the depositary notifies us that it is unwilling or unable to continue as a depositary and a successor depositary is not appointed by us within 90 days; or

  •
  we determine not to have any notes of a series represented by a global security.

        In these circumstances, you will be entitled to physical delivery of notes in definitive form in an amount equal to your beneficial ownership interest and registered in your name. Notes issued in definitive form will be issued in denominations of $1,000 and integral multiples of $1,000 in excess thereof, except as otherwise specified in the applicable pricing supplement, and will be issued in registered form only, without coupons. Additional information about the depositary's procedures for global notes is contained under "Description of Debt Securities—Global Securities" beginning on page 8 of the accompanying prospectus.

CERTAIN US FEDERAL INCOME TAX CONSIDERATIONS

        The following discussion summarizes certain US federal income tax consequences of the purchase, beneficial ownership and disposition of notes. Except as provided below under "Federal Income Tax Consequences to Non-US Holders," this summary deals only with a beneficial owner of a note that is:

  •
  an individual who is a citizen or resident of the United States for US federal income tax purposes;

  •
  a corporation (or other entity that is treated as a corporation for US federal tax purposes) that is created or organized in or under the laws of the United States or any State thereof (including the District of Columbia);

  •
  an estate whose income is subject to US federal income taxation regardless of its source; or

  •
  a trust if a court within the United States is able to exercise primary supervision over its administration, and one or more United States persons have the authority to control all of its substantial decisions (each, a "US Holder").

        If a partnership (or other entity that is treated as a partnership for US federal tax purposes) is a beneficial owner of notes, the treatment of a partner in the partnership will generally depend upon the status of the partner and upon the activities of the partnership. A beneficial owner of notes that is a partnership, and partners in such a partnership, should consult their tax advisors about the US federal income tax consequences of holding and disposing of the notes.

        An individual may, subject to certain exceptions, be deemed to be a resident of the United States for US federal income tax purposes by reason of being present in the United States for at least 31 days in the calendar year and for an aggregate of at least 183 days during a three-year period ending in the current calendar year (counting for such purposes all of the days present in the current year, one-third of the days present in the immediately preceding year, and one-sixth of the days present in the second preceding year).

        This discussion is based on interpretations of the Internal Revenue Code of 1986, as amended (the "Code"), regulations issued thereunder, and rulings and decisions currently in effect (or in some cases proposed), all of which are subject to change. Any such change may be applied retroactively and may adversely affect the federal income tax consequences described herein. This summary addresses only US Holders that purchase notes at initial issuance and beneficially own such notes as capital assets and not as part of a "straddle," "hedge," "synthetic security" or a "conversion transaction" for federal income tax purposes, or as part of some other integrated investment. This summary does not discuss all of the tax consequences that may be relevant to particular investors or to investors subject to special treatment under the federal income tax laws (such as S corporations, banks, thrifts, other financial institutions, insurance companies, mutual funds, small business investment companies, tax-exempt organizations, retirement plans, real estate investment trusts, regulated investment companies, securities dealers or brokers, traders in securities electing mark to market treatment, investors whose functional currency is not the US dollar, persons subject to the alternative minimum tax, and former citizens or residents of the United States), and this summary does not discuss the tax consequences under the laws of any foreign, state or local taxing jurisdictions. Accordingly, prospective investors are urged to consult their tax advisors with respect to the federal, state and local tax consequences of investing in the notes, as well as any consequences arising under the laws of any other taxing jurisdiction to which they may be subject.

        The applicable pricing supplement may contain a further discussion of the special US federal income tax consequences applicable to certain notes, including notes that may be convertible into or exercisable or exchangeable for our common or preferred stock or depositary shares or for securities, or cash representing the value of securities, of an entity unaffiliated with us, a basket of securities, or an index or indices of these securities, notes that are "contingent payment debt instruments," notes that are renewable or extendible, currency or other indexed notes, and amortizing notes.

Payments of Interest

        Except as described below, interest on a note will be taxable to a US Holder as ordinary interest income at the time it accrues or is received in accordance with the US Holder's normal method of accounting for tax purposes. Special rules governing the treatment of notes issued at an original issue discount are described under "Original Issue Discount," below.

Original Issue Discount

        The following is a summary of the principal US federal income tax consequences of the ownership of notes having original issue discount ("OID") and a term of more than one year. The US federal income tax treatment of the notes with a term of one year or less is summarized below under "Short-Term Notes."

        A note will have OID for US federal income tax purposes if its "issue price" is less than its "stated redemption price at maturity" by more than a de minimis amount, as discussed below.

        The issue price of a note generally is the first price at which a substantial amount of the "issue" of the notes is sold to the public for money (excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers), excluding pre-issuance accrued discount (as discussed below under "Pre-Issuance Accrued Interest").

        The stated redemption price at maturity of a note generally is the total amount of all payments provided by the note other than "qualified stated interest" payments.

        Qualified stated interest generally is stated interest that is "unconditionally payable" in cash or property (other than debt instruments of the issuer) at least annually either at a single fixed rate, or a "qualifying variable rate" (as described below). Qualified stated interest is taxable to a US Holder when accrued or received in accordance with the US Holder's normal method of tax accounting.

        Interest is considered unconditionally payable only if reasonable legal remedies exist to compel timely payment or the note otherwise provides terms and conditions that make the likelihood of late payment (other than a late payment within a reasonable grace period) or non-payment a remote contingency. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between stated interest payments. Thus, if the interval between payments varies during the term of the instrument, the value of the fixed rate on which payment is based generally must be adjusted to reflect a compounding assumption consistent with the length of the interval preceding the payment.

        Notes having "de minimis OID" generally will be treated as not having OID unless a US Holder elects to treat all interest on the note as OID. See "—Election to Treat All Interest as Original Issue Discount (Constant Yield Method Election)." A note will be considered to have de minimis OID if the difference between its stated redemption price at maturity and its issue price is less than the product of 1/4 of 1 percent of the stated redemption price at maturity and the number of complete years from the issue date to maturity (or the weighted average maturity in the case of a note that provides for payment of an amount other than qualified stated interest before maturity).

        US Holders of notes having OID will be required to include OID in gross income for US federal income tax purposes as it accrues (regardless of the US Holder's method of accounting), which may be in advance of receipt of the cash attributable to such income. OID accrues under the constant yield method, based on a compounded yield to maturity, as described below. Accordingly, US Holders of notes having OID will generally be required to include in income increasingly greater amounts of OID in successive accrual periods.

        The annual amount of OID includible in income by the initial US Holder of a note having OID will equal the sum of the "daily portions" of the OID with respect to the note for each day on which the US Holder held the note during the taxable year. Generally, the daily portions of OID are determined by allocating to each day in an "accrual period" the ratable portion of OID allocable to the accrual period. The term accrual period means an interval of time with respect to which the accrual of OID is measured, and which may vary in length over the term of the note provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on either the first or last day of an accrual period.

        The amount of OID allocable to an accrual period will be the excess of:

  •
  the product of the "adjusted issue price" of the note at the commencement of the accrual period and its "yield to maturity" over

  •
  the amount of any qualified stated interest payments allocable to the accrual period.

        The adjusted issue price of a note at the beginning of the first accrual period is its issue price and, on any day thereafter, it is the sum of the issue price and the amount of OID previously includible in the gross income of the US Holder (without regard to any "acquisition premium" as described below), reduced by the amount of any payment other than a payment of qualified stated interest previously made on the note. If an interval between payments of qualified stated interest contains more than one accrual period, the amount of qualified stated interest that is payable at the end of the interval (including any qualified stated interest that is payable on the first day of the accrual period immediately following the interval) is allocated on a pro-rata basis to each accrual period in the interval, and the adjusted issue price at the beginning of each accrual period in the interval is increased by the amount of any qualified stated interest that has accrued prior to the first day of the accrual period but is not payable until the end of the interval. The yield to maturity of a note is the yield to maturity computed on the basis of compounding at the end of each accrual period properly adjusted for the length of the particular accrual period. If all accrual periods are of equal length except for a shorter initial and/or final accrual period(s), the amount of OID allocable to the initial period may be computed using any reasonable method; however, the OID allocable to the final accrual period will always be the difference between the amount payable at maturity (other than a payment of qualified stated interest) and the adjusted issue price at the beginning of the final accrual period.

Pre-Issuance Accrued Interest

        If (i) a portion of the initial purchase price of a note is attributable to pre-issuance accrued interest, (ii) the first stated interest payment on the note is to be made within one year of the note's issue date, and (iii) the payment will equal or exceed the amount of pre-issuance accrued interest, then the US Holder may compute the issue price of the note by subtracting the amount of the pre-issuance accrued interest. In that event, a portion of the first stated interest payment will be treated as a return of the excluded pre-issuance accrued interest and not as an amount payable on the note.

Call and Put Options

        For purposes of calculating the yield and maturity of a note subject to an option, in general, a call option held by us is presumed exercised if the yield on the note would be less than it would be if the option were not exercised, and a put option held by a US Holder is presumed exercised if the yield on the note would be more, than it would be if the option were not exercised. The effect of this rule generally may accelerate or defer the inclusion of OID in the income of a US Holder whose note is subject to a put option or a call option, as compared to a note that does not have such an option. If any option that is presumed to be exercised is not in fact exercised, the note is treated as reissued solely for purposes of the OID rules on the date of presumed exercise for an amount equal to its adjusted issue price on that date. The deemed reissuance will have the effect of redetermining the note's yield and maturity for OID purposes and any related subsequent accruals of OID.

Variable Rate Debt Instruments

        A note that qualifies as a "variable rate debt instrument" will be subject to the rules described below and will not be treated as a "contingent payment debt instrument." A note will be treated as a variable rate debt instrument if:

  •
  the issue price of the note does not exceed the total amount of noncontingent principal payments by more than the product of such principal payments and the lesser of (i) 15 percent or (ii) the product of 1.5 percent and the number of complete years in the debt instrument's term (or its weighted average maturity in the case of an installment obligation), and

  •
  the note does not provide for any stated interest other than stated interest paid or compounded at least annually at a qualifying variable rate which is (i) one or more "qualified floating rates," (ii) a single fixed rate and one or more qualified floating rates, (iii) a "single objective rate," or (iv) a single fixed rate and a single objective rate that is a "qualified inverse floating rate."

        For purposes of determining if a note is a variable rate debt instrument, a qualified floating rate is a variable rate whose variations can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the debt instrument is denominated and is set at a "current rate." A qualified floating rate (or objective rate, as described below) must be set at a current value of that rate. A current value is the value of the variable rate on any day that is no earlier than three months prior to the first day on which that value is in effect and no later than one year following that day.

        A multiple of a qualified floating rate is generally not a qualified floating rate, unless it is either:

  •
  a product of a qualified rate times a fixed multiple greater than 0.65 but not more than 1.35, or

  •
  a fixed multiple greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate.

Certain combinations of rates are treated as a single qualified floating rate, including (i) interest stated at a fixed rate for an initial period of one year or less followed by a qualified floating rate if the value of the floating rate at the issue date is intended to approximate the fixed rate, and (ii) two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the note. A combination of these rates is generally treated as a single qualified floating rate if the values of all rates on the issue date are within 0.25 percentage points of each other. A variable rate that is subject to an interest rate cap, floor, governor or similar restriction on rate adjustment is treated as a qualified floating rate only if the restriction is fixed throughout the term of the note, or is not reasonably expected as of the issue date to cause the yield on the note to differ significantly from its expected yield absent the restriction.

        An objective rate is defined as a rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information (other than a rate based on information that is within our control (or the control of a party that is related to us) or that is unique to our circumstances (or those of a related party)). The Internal Revenue Service ("IRS") may designate other variable rates that will be treated as objective rates. However, a variable rate is not an objective rate if it is reasonably expected that the average value of the rate during the first half of the note's term will differ significantly from the average value of such rate during the final half of its term. A combination of a fixed rate of stated interest for an initial period of one year or less followed by an objective rate is treated as a single objective rate if the value of the objective rate at the issue date is intended to approximate the fixed rate; such a combination of rates is generally treated as a single objective rate if the objective rate on the issue date does not differ from the fixed rate by more than 0.25 percentage points. An objective rate is a qualified inverse floating rate if it is equal to a fixed rate reduced by a qualified floating rate, the variations in which can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate (disregarding permissible rate caps, floors, governors and similar restrictions as those discussed above).

        If a note is a variable rate debt instrument, special rules apply to determine the amount of qualified stated interest and the amount and accrual of any OID. If the note bears interest that is unconditionally payable at least annually at a single qualified floating rate or objective rate, all stated interest is treated as qualified stated interest. The accrual of any OID is determined by assuming the note bears interest at a fixed interest rate equal to the issue date value of the qualified floating rate or qualified inverse floating rate or, in the case of any other objective rate, a fixed internal rate that is equal to the reasonably expected yield for the note. The qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid during the accrual period.

        If the note bears interest at a qualifying variable rate other than a single qualified floating rate or objective rate, the amount and accrual of OID generally are determined by (i) determining a fixed rate substitute for each variable rate as described in the preceding paragraph, (ii) determining the amount of qualified stated interest and OID by assuming the note bears interest at such substitute fixed rates and (iii) making appropriate adjustments to the qualified stated interest and OID so determined for actual interest rates under the note. However, if such qualifying variable rate includes a fixed rate, the note is treated for purposes of applying clause (i) of the preceding sentence as if it provided for an assumed qualified floating rate (or qualified inverse floating rate if the actual variable rate is such) that would cause the note to have approximately the same fair market value, and the rate is used in lieu of the fixed rate.

        Notes bearing interest at a variable rate and having a term in excess of one year that do not bear interest at a qualifying variable rate or that have contingent principal payments or an issue price that exceeds the noncontingent principal payments by more than the allowable amount are treated as "contingent payment debt instruments," and, if applicable, will be discussed in the relevant pricing supplement.

Short-Term Notes

        A note that has a maturity of one year or less from the date of its issuance is a "short-term note." In general, an individual or other cash method US Holder of a short-term note is not required to accrue OID for US federal income tax purposes unless the US Holder elects to do so. This election applies to all short-term notes acquired by the US Holder during the first taxable year for which the election is made, and all subsequent taxable years of the US Holder, unless the IRS consents to a revocation. US Holders that report income for US federal income tax purposes on the accrual method and certain other holders, including banks, common trust funds, holders who hold the short-term notes as part of certain identified hedging transactions, regulated investment companies, certain pass-through entities and dealers in securities, are required to include OID on such short-term notes on a straight-line basis, unless an irrevocable election with respect to any short-term note is made to accrue the OID under the constant yield method based on daily compounding. In the case of a US Holder that is not required and does not elect to include OID in income currently, any gain realized on the sale, exchange or retirement of a short-term note is treated as ordinary income to the extent of the OID which had accrued on a straight-line basis (or, if elected, under the constant yield method based on daily compounding) through the date of sale, exchange or retirement. In addition, non-electing US Holders that are not subject to the current inclusion requirement described in this paragraph will be required to defer deductions for any interest paid on indebtedness incurred or continued to purchase or carry such short-term notes in an amount not exceeding the deferred interest income, until the deferred interest income is realized.

        For purposes of determining the amount of OID subject to these rules, all interest payments on a short-term note, including stated interest, are included in the short-term note's stated redemption price at maturity.

Market Discount and Premium

        If a US Holder purchases a note, other than a short-term note, for an amount that is less than its stated redemption price at maturity or, in the case of a note having OID, less than its revised issue price (which is the sum of the issue price of the note and the aggregate amount of the OID previously includible in the gross income of any holder (without regard to any acquisition premium)), the amount of the difference generally will be treated as market discount for US federal income tax purposes. (It is possible that a US Holder may purchase a note at original issuance for an amount that is different than its issue price.) The amount of any market discount generally will be treated as de minimis and disregarded if it is less than the product of 0.25 percent of the stated redemption price at maturity of the note and the number of complete years to maturity (or weighted average maturity in the case of notes paying any amount other than qualified stated interest prior to maturity).

        Under the market discount rules, a US Holder is required to treat any principal payment on, or any gain on the sale, exchange, retirement or other disposition of, a note as ordinary income to the extent of any accrued market discount which has not previously been included in income. If the note is disposed of in a nontaxable transaction (other than certain specified nonrecognition transactions), accrued market discount will be includible as ordinary income to the US Holder as if the US Holder had sold the note at its then fair market value. In addition, the US Holder may be required to defer, until the maturity of the note or its earlier disposition in a taxable transaction, the deduction of all or a portion of the interest expense on any indebtedness incurred or continued to purchase or carry the note.

        Market discount accrues ratably during the period from the date of acquisition to the maturity of a note, unless the US Holder elects to accrue it under the constant yield method. A US Holder of a note may elect to include market discount in income currently as it accrues (either ratably or under the constant yield method), in which case the rule described above regarding deferral of interest deductions will not apply. The election to include market discount currently applies to all market discount obligations acquired during or after the first taxable year to which the election applies, and may not be revoked without the consent of the IRS. If an election is made to include market discount in income currently, the basis of the note in the hands of the US Holder will be increased by the market discount thereon as it is included in income.

        A US Holder that purchases a note having OID for an amount exceeding its "adjusted issue price" (which is described above under "—Original Issue Discount") and less than or equal to the sum of all remaining amounts payable on the note other than payments of qualified stated interest will be treated as having purchased the note with acquisition premium. The amount of OID that the US Holder must include in gross income with respect to such note will be reduced in the proportion that the excess bears to the OID remaining to be accrued from the date of the note's acquisition through the stated maturity date. Rather than apply the above fraction, a US Holder that, as discussed below, elects to treat all interest as OID would treat the purchase at an acquisition premium as a purchase at an original issuance and calculate OID accruals on a constant yield to maturity.

        A US Holder that acquires a note for an amount that is greater than the sum of all remaining amounts payable on the note other than payments of qualified stated interest will be treated as having purchased the note at a bond premium, and will not be required to include any OID in income. A US Holder generally may elect to amortize bond premium. The election to amortize bond premium must be made with a timely-filed federal income tax return for the first taxable year to which the US Holder wishes the election to apply.

        If bond premium is amortized, the amount of interest that must be included in the US Holder's income for each period ending on an interest payment date or on stated maturity, as the case may be, will be reduced by the portion of bond premium allocable to such period based on the note's yield to maturity (or, in certain circumstances, based on an earlier call date) determined by using the US Holder's basis of the note, compounding at the close of each accrual period. If the bond premium allocable to an accrual period is in excess of qualified stated interest allocable to that period, the excess may be deducted to the extent of prior income inclusions and is then carried to the next accrual period and offsets qualified stated interest in such period. There are also special rules for determining bond premium on variable rate debt instruments and on debt instruments with alternative payment schedules that are not treated as CPDIs. If an election to amortize bond premium is not made, a US Holder must include the full amount of each interest payment in income in accordance with its regular method of accounting and will receive a tax benefit from the premium only in computing its gain or loss upon the sale or other disposition or payment of the principal amount of the note.

        An election to amortize bond premium will apply to amortizable bond premium on all notes and other bonds, the interest on which is includible in the US Holder's gross income, held at the beginning of the US Holder's first taxable year to which the election applies or thereafter acquired, and may be revoked only with the consent of the IRS. The election to treat all interest as OID is treated as an election to amortize bond premium. Special rules may apply if a note is subject to a call option prior to maturity at a price in excess of its stated redemption price at maturity.

Election to Treat All Interest as Original Issue Discount (Constant Yield Method Election)

        A US Holder of a note may elect to include in income all interest and discount (including de minimis OID and de minimis market discount), as adjusted by any premium with respect to the note, as OID on a constant yield method, which is described above under "—Original Issue Discount." The election is made for the taxable year in which the US Holder acquired the note, and it may not be revoked without the consent of the IRS. If the election is made with respect to a note having market discount, the US Holder will be deemed to have elected currently to include market discount on a constant yield basis with respect to all debt instruments having market discount acquired during the year of election or thereafter. If the election is made with respect to a note having amortizable bond premium, the US Holder will be deemed to have made an election to amortize premium generally with respect to all debt instruments having amortizable bond premium held by the US Holder during the year of election or thereafter.

Sale, Exchange, Redemption or Repayment of the Notes

        Upon the disposition of a note by sale, exchange, redemption, or repayment of principal at maturity, a US Holder will generally recognize taxable gain or loss equal to the difference between (i) the amount realized on the disposition (other than amounts attributable to accrued interest) and (ii) the US Holder's adjusted tax basis in the note. A US Holder's adjusted tax basis in a note generally will equal the cost of the note (net of accrued interest) to the US Holder, increased by amounts includible in income as OID or market discount (if the holder elects to include market discount in income on a current basis) and reduced by any amortized bond premium and any payments (other than payments of qualified stated interest) made on such note.

        Because the note is held as a capital asset, such gain or loss (except to the extent that the market discount rules or the rules relating to short-term notes otherwise provide) will generally constitute capital gain or loss. Capital gains of individual taxpayers from the sale, exchange, or other disposition of a note held for more than one year may be eligible for reduced rates of taxation. The deductibility of a capital loss realized on the sale, exchange, or other disposition of a note is subject to limitations.

Disclosure Requirements for US Holders Recognizing Significant Losses or Experiencing Significant Book-Tax Differences

        A US Holder that claims significant losses in respect of a note (generally (i) $10 million or more in a taxable year or $20 million or more in any combination of taxable years for corporations or partnerships all of whose partners are corporations or (ii) $2 million or more in a taxable year or $4 million or more in any combination of taxable years for all other taxpayers) or reports any item or items of income, gain, expense, or loss in respect of a note for tax purposes in an amount that differs from the amount reported for book purposes by more than $10 million on a gross basis in any taxable year may be subject to certain disclosure requirements for "reportable transactions." Prospective investors should consult their tax advisors concerning any possible disclosure obligation with respect to the notes.

Tax Treatment of Non-US Holders

        As used in this discussion, the term "Non-US Holder" means a beneficial owner of a note that is, for US federal income tax purposes:

  •
  a nonresident alien individual,

  •
  a foreign corporation,

  •
  a foreign partnership,

  •
  an estate whose income is not subject to US federal income tax on a net income basis, or

  •
  a trust if no court within the United States is able to exercise primary jurisdiction over its administration or if no United States persons have the authority to control all of its substantial decisions.

        Payments on the notes to Non-US Holders will not be subject to US federal income or withholding tax if the following conditions are satisfied:

  •
  the Non-US Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote,

  •
  the Non-US Holder is not a controlled foreign corporation for US federal income tax purposes that is related to us through actual or constructive ownership,

  •
  the Non-US Holder is not a bank receiving interest on a loan made in the ordinary course of its trade or business,

  •
  interest payable on the notes is not determined by reference to any receipts, sales or other cash flow, income or profits, change in the value of any property of, or any dividend or similar payment made by us or a person related to us, within the meaning of Code section 871(h)(4)(A), and

  •
  the payments are not effectively connected with a trade or business conducted by the Non-US Holder in the United States and either (a) the Non-US Holder provides a correct, complete and executed IRS Form W-8BEN or Form W-8IMY (or successor form) with all of the attachments required by the IRS, or (b) the Non-US Holder holds its note through a qualified intermediary (generally a foreign financial institution or clearing organization or a non-US branch or office of a US financial institution or clearing organization that is a party to a withholding agreement with the IRS) which has provided to us an IRS Form W-8IMY stating that it is a qualified intermediary and has received documentation upon which it can rely to treat the payment as made to a foreign person.

        If any of these exceptions apply, interest (including OID) on the notes will be subject to a 30% withholding tax when paid, unless an income tax treaty reduces or eliminates the tax or the interest is effectively connected with the conduct of a US trade or business and the Non-US Holder provides a correct, complete and executed IRS Form W-8 ECI.

        In general, gain realized on the sale, exchange or retirement of the notes by a Non-US Holder will not be subject to US federal income tax, unless:

  •
  the gain with respect to the notes is effectively connected with a trade or business conducted by the Non-US Holder in the United States, or

  •
  the Non-US Holder is a nonresident alien individual who holds the notes as a capital asset and is present in the United States for more than 182 days in the taxable year of the sale and certain other conditions are satisfied.

        A note held by an individual who at death is a Non-US Holder will not be includible in the Non-US Holder's gross estate for US federal estate tax purposes if payments on the notes to the Non-US Holder would not have been subject to US federal income or withholding tax at the time of death under the tests described above.

Information Reporting and Backup Withholding

        Information reporting will apply to certain payments on a note (including interest and OID) and proceeds of the sale of a note held by a US Holder that is not an exempt recipient (such as a corporation). Backup withholding may apply to payments made to a US Holder if (a) the US Holder has failed to provide its correct taxpayer identification number on IRS Form W-9, or (b) we have been notified by the IRS of an underreporting by the US Holder (underreporting generally refers to a determination by the IRS that a payee has failed to include in income on its tax return any reportable dividend and interest payments required to be shown on a tax return for a taxable year).

        Backup withholding will not be required with respect to Non-US Holders, so long as we have received from the Non-US Holder a correct and complete IRS Form W-8BEN or Form W-8IMY with all of the attachments required by the IRS, signed under penalty of perjury, identifying the Non-US Holder and stating that the Non-US Holder is not a United States person. In addition, IRS Form W-8BEN will be required from the beneficial owners of interests in a Non-US Holder that is treated as a partnership for US federal income tax purposes. Interest paid to a Non-US Holder will be reported on IRS Form 1042-S which is filed with the IRS and sent to Non-US Holders.

        Information reporting and backup withholding may apply to the proceeds of a sale of a note by a Non-US Holder made within the United States or conducted through certain US related financial intermediaries, unless the payor receives the statement described above.

        Backup withholding is not an additional tax and may be refunded (or credited against your US federal income tax liability, if any), provided, that certain required information is furnished. The information reporting requirements may apply regardless of whether withholding is required. For Non-US Holders, copies of the information returns reporting such interest and withholding also may be made available to the tax authorities in the country in which a Non-US Holder is a resident under the provisions of an applicable income tax treaty or agreement.

        The preceding discussion is only a summary of certain of the tax implications of an investment in notes. Prospective investors are urged to consult with their own tax advisors prior to investing to determine the tax implications of such investment in light of each such investor's particular circumstances.

SUPPLEMENTAL PLAN OF DISTRIBUTION

        Under the terms of a distribution agreement dated as of June     , 2003, the notes will be offered from time to time by us to or through the lead agent for subsequent resale to the agents and other dealers who are broker-dealers and securities firms. The agents that will be a party to such distribution agreement are BB&T Capital Markets, a division of Scott & Stringfellow, Inc., Citigroup Global Markets Inc., Edward D. Jones & Co., L.P., Fidelity Capital Markets, a division of National Financial Services LLC, Mellon Financial Markets, LLC, Prudential Securities Incorporated, UBS PaineWebber Inc., Wachovia Securities, Inc., and Wells Fargo Investment Services, LLC. The agents will agree to use their reasonable best efforts to solicit orders to purchase notes. The notes will be offered for sale in the United States only. Dealers who are members of the selling group will execute a master selected dealer agreement with the lead agent. We may also appoint additional agents to solicit offers to purchase the notes. Any other agents will be named in the applicable pricing supplement and any solicitation and sale of notes through those agents will be on the same terms and conditions to which the agents have agreed.

        The lead agent will purchase the notes at a discount ranging from .20% to 2.5% of the non-discounted price for each note sold. However, we also may sell the notes to the lead agent at a discount greater than or less than the range specified above. The discount at which we sell the notes to the lead agent will be set forth in the applicable pricing supplement. The lead agent may, and with our consent the other agents may, sell notes to dealers at a concession not in excess of the discount it received from us. If we sell notes through the agents on an agency basis, we will pay to the lead agent, for the benefit of the applicable agents, a commission equal to the discount the lead agent would have received had it purchased the notes from us for resale on a principal basis.

        Following the solicitation of orders, each of the agents, severally and not jointly, may purchase notes as principal for its own account from the lead agent. Unless otherwise set forth in the applicable pricing supplement, these notes will be purchased by the agents and resold by them to one or more investors at a fixed public offering price. After the initial public offering of notes to be resold by an agent to investors, the public offering price (in the case of notes to be resold at a fixed public offering price), discount and concession may be changed.

        We reserve the right to sell notes directly to investors on our own behalf and to enter into agreements similar to the distribution agreement with other parties. No commission will be payable nor will a discount be allowed on any sales we make directly to investors.

        We will have the sole right to accept orders to purchase notes and may reject proposed purchases in whole or in part. Each agent will also have the right, in its reasonable discretion, to reject any proposed purchase in whole or in part. We reserve the right to withdraw, cancel or modify the offer made by this prospectus supplement, the accompanying prospectus or any pricing supplement without notice.

        The notes will not have an established trading market when issued. Unless otherwise specified in the applicable pricing supplement, we do not intend to apply for the listing of the notes on any securities exchange. However, we have been advised by the agents that the agents may purchase and sell notes in the secondary market as permitted by applicable laws and regulations. The agents are not obligated to make a market in the notes, and they may discontinue making a market at any time without notice. Neither we nor the agents can provide any assurance regarding the liquidity of any trading market for any notes. All secondary trading in the notes will settle in immediately available funds. For information about risks relating to a lack of liquidity for the notes, see "Risk Factors—There may not be any Trading Market for the Notes" on page S-6 of this prospectus supplement.

        Unless the applicable pricing supplement indicates otherwise, payment of the purchase price shall be made in funds that are immediately available in New York City.

        The agents may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended. We will agree to indemnify the agents against or to make contributions relating to certain civil liabilities, including liabilities under the Securities Act. We will agree to reimburse the agents for certain expenses.

        Any agents offering notes will not confirm sales to any accounts over which they exercise discretionary authority without the prior approval of the customer.

        Because Bear, Stearns & Co. Inc., the Lead Manager and Lead Agent, is our wholly-owned subsidiary, each distribution of the notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules. In no event will the commission or discount received by any NASD member or independent broker-dealer participating in a distribution of the notes exceed eight percent of the aggregate principal amount of the offering of the notes in which such NASD member or independent broker-dealer participates.

        The agents or dealers to or through which we or the Lead Agent may sell notes may be our affiliates or customers and may engage in transactions with and perform services for us in the ordinary course of business.

        The notes may be offered for sale in the United States and in those jurisdictions where it is legal to make such offers.

        Each agent will represent and agree that it will comply with all applicable laws and regulations, including without limitation the NASD Conduct Rules, in force in any jurisdiction in which it purchases, offers or sells the notes or possesses or distributes this prospectus supplement or the applicable pricing supplement, and will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the notes under the laws and regulations, including those of self-regulatory organizations, in force in any jurisdiction to which it is subject or in which it makes such purchases, offers or sales and neither we nor any other agent will have responsibility for such compliance.

VALIDITY OF THE NOTES

        The validity of the notes will be passed on for us by Cadwalader, Wickersham & Taft LLP, New York, New York.

GLOSSARY

        Set forth below are definitions of some of the terms used in this prospectus supplement.

        "Business Day" means any day that (a) is not a Saturday or Sunday, (b) in New York City, is not a day on which banking institutions generally are authorized or required by law or executive order to close, and (c) if the interest rate formula basis is LIBOR, is also a London Banking Day.

        "Calculation Agent" means the person chosen by us to perform the duties related to interest rate calculations and resets for the floating rate notes.

        "Calculation Date" means, with regard to an Interest Determination Date, the earlier of (i) the 10th calendar day after the Interest Determination Date or if that day is not a Business Day, the next Business Day or (ii) the Business Day before the applicable interest payment date, maturity date, redemption date or repayment date.

        "H.15(519)" means the weekly statistical release entitled "Statistical Release H.15(519), Selected Interest Rates," or any successor publication, published by the Board of Governors of the Federal Reserve System.

        "Index Maturity" means the period to maturity of the instrument or obligation on which the interest rate formula is based, as specified in the applicable pricing supplement.

        "London Banking Day" means any day on which dealings or deposits in US dollars are transacted in the London interbank market.

        "Paying Agent" means JPMorgan Chase Bank (formerly, The Chase Manhattan Bank), unless otherwise specified in the applicable pricing supplement.

        "Reuters Screen LIBO Page" means the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks).

        "Reuters Screen NYMF Page" means the display designated as page "NYMF" on the Reuters Monitor Money Rates Service (or such other page as may replace the NYMF page on that service for the purpose of displaying prime rates or base lending rates of major US banks).

        "Telerate Page 3750" means the display designated as page "3750" on the Telerate Service (or such other page as may replace the 3750 page on that service or such other service or services as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for US dollar deposits).

Appendix A

Form of Redemption Request

THE BEAR STEARNS COMPANIES INC.
[    ]% Notes due 20[    ]
CUSIP NO. [            ]

        The undersigned, [                        ] (the "Participant"), does hereby certify, pursuant to the provisions of the Indenture dated as of May 31, 1991, as amended, modified or supplemented from time to time (the "Indenture") by and between The Bear Stearns Companies Inc. (the "Issuer") and JPMorgan Chase Bank (formerly, The Chase Manhattan Bank), as trustee (the "Trustee"), to The Depository Trust Company (the "Depositary"), to the Issuer and to the Trustee that:

1.
[Name of deceased Beneficial Owner] is deceased.

2.
[Name of deceased Beneficial Owner] had a $[            ] interest in the above-referenced Notes.

3.
[Name of Representative] is [Beneficial Owner's personal representative/other person authorized to represent the estate of the Beneficial Owner/surviving joint tenant/surviving tenant by the entirety/trustee of a trust] of [Name of deceased Beneficial Owner] and has delivered to the undersigned a request for redemption in form satisfactory to the undersigned, requesting that $[            ] principal amount of said Notes be redeemed in accordance with the Indenture. The documents accompanying such request, all of which are in proper form, are in all respects satisfactory to the undersigned and [Name of Representative] is entitled to have the Notes to which this redemption request relates redeemed.

4.
The Participant holds the interest in the Notes with respect to which this redemption request is being made on behalf of [Name of deceased Beneficial Owner].

5.
The Participant hereby certifies that it will indemnify and hold harmless the Depositary, the    Trustee and the Issuer (including their respective officers, directors, agents, attorneys and employees), against all damages, losses, costs, expenses (including reasonable attorneys' and accountants' fees), obligations, claims or liabilities incurred by the indemnified party or parties as a result of or in connection with the redemption of Notes to which this redemption request relates. The Participant will, at the request of the Issuer, forward to the Issuer a copy of the documents submitted by [name of Representative] in support of the request for redemption.

        IN WITNESS WHEREOF, the undersigned has executed this redemption request as of [            , 20    ].         [Participant's Name]

By:	Name: Title:

A-1

PROSPECTUS

The Bear Stearns Companies Inc.

Debt Securities
Warrants
Preferred Stock
Depositary Shares

By this prospectus, we intend to offer at one or more times—
Debt Securities Warrants to Purchase Debt Securities Preferred Stock Depositary Shares
in one or more series with an aggregate initial public offering price of up to $10,227,293,162 (as described in the applicable prospectus supplement).

We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplements carefully before you invest in the securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Bear, Stearns & Co. Inc.

The date of this prospectus is April 24, 2003.

        The information contained in this prospectus is not complete and may be changed. You should only rely on the information incorporated by reference or provided in this prospectus or any supplement to this prospectus. We have not authorized anyone else to provide you with different information. These securities are not being offered in any state where the offer is not permitted. You should not assume that the information in this prospectus or any supplement to this prospectus is accurate as of any date other than the date on the front of those documents.

WHERE YOU CAN FIND MORE INFORMATION

        We file current, annual and quarterly reports, proxy statements and other information required by the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with the Securities and Exchange Commission (the "SEC"). You may read and copy any of these filed documents at the SEC's public reference rooms located at 450 Fifth Street, N.W., Washington, D.C. 20549 and at Northwest Atrium Center, 5000 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's web site at http://www.sec.gov. Copies of these reports, proxy statements and other information can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

        Our website is http://www.bearstearns.com. We make available free of charge on our website our annual reports on Form 10-K; quarterly reports on Form 10-Q and any amendments to such reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.

        We have filed with the SEC a registration statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities. This prospectus, which constitutes a part of that Registration Statement, does not include all the information contained in that Registration Statement and its exhibits. For further information with respect to the securities, you should consult the Registration Statement and its exhibits.

        Statements contained in this prospectus concerning the provisions of any documents are necessarily summaries of those documents, and each statement is qualified in its entirety by reference to the copy of the document filed with the SEC. The Registration Statement and any of its amendments, including exhibits filed as a part of the Registration Statement or an amendment to the Registration Statement, are available for inspection and copying through the entities listed above.

        The SEC allows us to "incorporate by reference" the information that we file with them, which means that we can disclose important information to you by referring you to the other information we have filed with the SEC. The information that we incorporate by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information.

        The following documents filed by us with the SEC pursuant to Section 13 of the Exchange Act (File No. 1-8989) and any future filings under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act made before the termination of the offering are incorporated by reference:

          (1)   the Annual Report on Form 10-K (including the portions of the Company's Annual Report to Stockholders and Proxy Statement incorporated by reference therein) for the fiscal year ended November 30, 2002;

          (2)   the Quarterly Report on Form 10-Q for the quarter ended February 28, 2003; and

          (3)   the Current Reports on Form 8-K dated December 18, 2002, December 18, 2002, December 20, 2002, January 8, 2003, January 14, 2003, January 30, 2003, February 11, 2003, February 11, 2003, February 24, 2003, March 19, 2003, March 19, 2003, March 26, 2003 and April 7, 2003.

        We will provide to you without charge, a copy of any or all documents incorporated by reference into this prospectus except the exhibits to those documents (unless they are specifically incorporated by reference in those documents). You may request copies by writing or telephoning us at our Investor Relations Department, The Bear Stearns Companies Inc., 383 Madison Avenue, New York, New York 10179; telephone number (212) 272-2000.

CERTAIN DEFINITIONS

        Unless otherwise stated in this prospectus:

  •
  the "Company," "we," "us" and "our" refer to The Bear Stearns Companies Inc. and its subsidiaries;

  •
  "AMEX" refers to the American Stock Exchange LLC;

  •
  "Bear Stearns" refers to Bear, Stearns & Co. Inc.;

  •
  "BSB" refers to Bear Stearns Bank plc;

  •
  "BSSC" refers to Bear, Stearns Securities Corp.;

  •
  "BSIL" refers to Bear, Stearns International Limited;

  •
  "DAiSSSM" refers to Dutch Auction internet Syndication SystemSM;

  •
  "ISE" refers to the International Securities Exchange;

  •
  "NASD" refers to the National Association of Securities Dealers, Inc.;

  •
  "NYSE" refers to the New York Stock Exchange, Inc.; and

  •
  "securities" refers to the notes, warrants, preferred stock and depositary shares described in this prospectus.

        Bear Stearns, BSB, BSSC and BSIL are subsidiaries of The Bear Stearns Companies Inc.

THE BEAR STEARNS COMPANIES INC.

        We are a holding company that, through our subsidiaries, principally Bear Stearns, BSSC, BSIL and BSB, is a leading investment banking, securities and derivatives trading, clearance and brokerage firm serving corporations, governments, institutional and individual investors worldwide. BSSC, a subsidiary of Bear Stearns, provides professional and correspondent clearing services, in addition to clearing and settling customer transactions and certain of our proprietary transactions. Our business includes:

  •
  market-making and trading in US government, government agency, corporate debt and equity, mortgage-related, asset-backed, municipal securities and high yield products;

  •
  trading in options, futures, foreign currencies, interest rate swaps and other derivative products;

  •
  securities, options and futures brokerage;

  •
  providing securities clearance services;

  •
  managing equity and fixed income assets for institutional and individual clients;

  •
  financing customer activities;

  •
  securities lending;

  •
  securities and futures arbitrage;

  •
  involvement in specialist activities on both the NYSE, AMEX and ISE;

  •
  underwriting and distributing securities;

  •
  arranging for the private placement of securities;

  •
  assisting in mergers, acquisitions, restructurings and leveraged transactions;

  •
  making principal investments in leveraged acquisitions;

  •
  engaging in commercial real estate activities;

  •
  investment management and advisory services; and

  •
  fiduciary, custody, agency and securities research services.

        Our business is conducted:

  •
  from our principal offices in New York City;

  •
  from domestic regional offices in Atlanta, Boston, Chicago, Dallas, Denver, Los Angeles, San Francisco and San Juan;

  •
  from representative offices in Beijing, Herzliya, Hong Kong, Sao Paulo and Shanghai;

  •
  through international offices in Dublin, Hong Kong, London, Lugano, Milan, Singapore and Tokyo; and

  •
  through joint ventures with other firms in Belgium, Greece, Spain and Sweden.

Our international offices provide services and engage in investment activities involving foreign clients and international transactions. Additionally, certain of these foreign offices provide services to US clients. We provide trust company and clearance services through our subsidiary, Custodial Trust Company, which is located in Princeton, New Jersey.

        Bear Stearns and BSSC are broker-dealers registered with the SEC. Additionally, Bear Stearns is registered as an investment advisor with the SEC. Bear Stearns and/or BSSC are also members of the NYSE, all other principal US securities and futures exchanges, the NASD, the Commodity Futures Trading Commission, the National Futures Association and the ISE. Bear Stearns is a "primary dealer" in US government securities as designated by the Federal Reserve Bank of New York.

        BSIL is a full service broker-dealer based in London and among other European exchanges, is a member of Eurex Deutschland, the International Petroleum Exchange, Euronext Liffe, Euronext Paris and NASDAQ Europe. BSIL is supervised by and is regulated in accordance with the rules of the Financial Services Authority.

        BSB is an Ireland-based bank, which was registered in 1996 and subsequently granted a banking license under the Irish Central Bank Act, 1971. BSB allows our existing and prospective clients the opportunity of dealing with a banking counterparty.

        We are incorporated in the State of Delaware. Our principal executive office is located at 383 Madison Avenue, New York, New York 10179 and our telephone number is (212) 272-2000. Our internet address is http://www.bearstearns.com.

USE OF PROCEEDS

        Unless otherwise specified in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities for general corporate purposes, which may include additions to working capital, the repayment of short-term and long-term debt and investments in, or extensions of credit to, subsidiaries.

RATIO INFORMATION

        The ratio of earnings to fixed charges was calculated by dividing the sum of the fixed charges into the sum of the earnings before taxes and fixed charges. The ratio of earnings to combined fixed charges and preferred dividends was calculated by dividing the sum of fixed charges and preferred dividends into the sum of earnings before taxes and fixed charges. Fixed charges for purposes of the ratios consist of interest expense and certain other expenses. Preferred dividends represent the pre-tax earnings necessary to cover the dividends on our preferred stock, assuming such earnings are taxed at our consolidated effective tax rate.

        The table below presents the ratio of earnings to fixed charges and the ratio of earnings to combined fixed charges and preferred dividends for the three months ended February 28, 2003 and 2002, the fiscal years ended November 30, 2002, 2001 and 2000, the five months ended November 26, 1999 and the fiscal years ended June 30, 1999 and 1998.

	Three Months Ended February 28,		Fiscal Year Ended November 30,				Fiscal Year Ended June 30,
						Five Months Ended November 26, 1999
	2003	2002	2002	2001	2000		1999	1998
Ratio of earnings to fixed charges	2.3	1.6	1.7	1.2	1.2	1.3	1.3	1.3
Ratio of earnings to combined fixed charges and preferred dividends	2.2	1.5	1.7	1.2	1.2	1.3	1.3	1.3

DESCRIPTION OF DEBT SECURITIES

        This section describes certain general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of any debt securities offered by a prospectus supplement and the extent to which these general terms and provisions will not apply to the particular series of debt securities being offered, will be described in the prospectus supplement relating to that particular series of debt securities.

        We will issue the debt securities under the Indenture, dated as of May 31, 1991, as amended (the "Indenture"), between us and JPMorgan Chase Bank (formerly, The Chase Manhattan Bank), as trustee (the "Trustee").

        The terms of the debt securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended. We have filed a copy of the Indenture as an exhibit to the Registration Statement of which this prospectus forms a part. A copy of the Indenture is available as set forth under the section entitled "Where You Can Find More Information."

        This section, along with the description in the applicable prospectus supplement, is a summary of the material provisions of the Indenture and is not complete. It does not restate the Indenture in its entirety. We urge you to read the Indenture because it, and not these descriptions, defines your rights as a holder of debt securities.

General

        We may offer debt securities for an aggregate principal amount of up to $10,227,293,162 under this prospectus. As of the date of this prospectus, we have issued approximately $79,146,315,588 aggregate principal amount of debt securities under the Indenture, of which $20,739,437,000 is outstanding. The Indenture permits us to:

  •
  issue debt securities at various times in one or more series;

  •
  issue an unlimited principal amount of debt securities;

  •
  provide for the issuance of other debt securities under the Indenture other than those authorized on the date of this prospectus at various times and without your consent; and

  •
  "reopen" a previous issue of a series of debt securities and issue additional debt securities of the series.

        Unless we provide otherwise in an applicable prospectus supplement, we will issue debt securities only in registered form without coupons in denominations of $1,000 and integral multiples of $1,000, and in bearer form with or without coupons in the denomination of $5,000. If we issue bearer debt securities of a series, we will describe the federal income tax consequences and other special considerations applicable to those bearer debt securities in the prospectus supplement relating to that series.

        Unless we provide otherwise in the applicable prospectus supplement and subject to any limitations in the Indenture, you may transfer or exchange your registered securities at the corporate trust office or agency of the Trustee in the City and State of New York without paying a service charge, other than applicable tax or governmental charges. Bearer debt securities will be transferable by delivery. We will describe the provisions relating to the exchange of bearer debt securities of any series in the prospectus supplement relating to that series.

        If the principal, any premium or interest on the debt securities of any series is payable in a foreign or composite currency, the applicable prospectus supplement will describe any restrictions, elections, federal income tax consequences, specific terms and other information that apply to those debt securities and the currency.

        We may sell one or more series of debt securities at a substantial discount below the stated principal amount, bearing either no interest or interest at a rate that at the time of issuance is below market rate. One or more series of debt securities may be variable rate debt securities that may be exchanged for fixed rate debt securities. We will describe the federal income tax consequences and other special considerations applicable to a series in the prospectus supplement relating to that series.

Ranking

        The debt securities will be unsecured and will rank equally with all of our other unsecured and unsubordinated indebtedness. We extend credit to our subsidiaries at various times. Any credit we may extend to our subsidiaries may be subordinated to the claims of unaffiliated creditors of those subsidiaries.

        We are a holding company and depend on the earnings and cash flow of our subsidiaries to meet our obligations under the debt securities. Because the creditors of our subsidiaries generally would have a right to receive payment superior to our right to receive payment from the assets of our subsidiaries, the holders of our debt securities will effectively be subordinated to the creditors of our subsidiaries. If we were to liquidate or reorganize, your right to participate in any distribution of our subsidiaries' assets is necessarily subject to the senior claims of the subsidiaries' creditors. Furthermore, the Exchange Act and the rules of certain exchanges and other regulatory bodies, as well as covenants governing certain indebtedness of our subsidiaries, impose net capital requirements on some of our subsidiaries that limit their ability to pay dividends or make loans and advances to us.

Methods of Receiving Payment on the Debt Securities

        Registered Debt Securities.    Unless we otherwise provide in the applicable prospectus supplement, if the debt securities are in registered form, then the principal, any premium and interest will be payable at the corporate trust office or agency of the Trustee in the City and State of New York.

        Interest payments made before maturity or redemption on registered debt securities may be made:

  •
  at our option, by check mailed to the address of the person entitled to payment; or

  •
  at your option, if you hold at least $10 million in principal amount (or such other principal amount specified in the applicable prospectus supplement) of registered debt securities, by wire transfer to an account you have designated in writing at least 16 days before the date on which the payment is due.

        Bearer Debt Securities.    Unless we provide otherwise in the applicable prospectus supplement, if the debt securities are in bearer form, then the principal, any premium and interest will be payable at the Trustee's office located outside the United States that is maintained for this purpose. No payment on a bearer debt security will be made by mail to a US address or by wire transfer to an account maintained in the United States, or will otherwise be made inside the United States, unless otherwise provided in the applicable prospectus supplement.

Notices

        Registered Debt Securities.    Unless otherwise provided in the applicable prospectus supplement, any notice given to a holder of a registered debt security will be mailed to the last address of such holder set forth in the applicable security register.

        Bearer Debt Securities.    Any notice given to a holder of a bearer debt security will be published in a daily newspaper of general circulation in the city or cities specified in the prospectus supplement relating to such bearer debt security.

Global Securities

        The debt securities may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement relating to such series. Global securities may be issued in either registered or bearer form and in either temporary or definitive form.

        Unless and until a global security is exchanged in whole or in part for the applicable definitive debt securities, a global security may only be transferred as a whole by:

  •
  the depositary for the global security to a nominee of the depositary;

  •
  a nominee of the depositary to the depositary or another nominee of the depositary; or

  •
  the depositary or any nominee of the depositary to a successor of the depositary or a nominee of the successor.

        Each prospectus supplement relating to a series will describe the specific terms of the depositary arrangement with respect to the applicable debt securities of that series. We anticipate that the following provisions will apply to all depositary arrangements.

        Once a global security is issued, the depositary will credit on its book-entry system the respective principal amounts of the individual debt securities represented by that global security to the accounts of institutions that have accounts with the depositary. These institutions are known as participants. The underwriters for the debt securities will designate the accounts to be credited. However, if we have offered or sold the debt securities either directly or through agents, we or the agents will designate the appropriate accounts to be credited.

        Ownership of beneficial interest in a global security will be limited to participants or persons that may hold beneficial interests through participants. Ownership of beneficial interest in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary's participants or persons that hold through participants. The laws of some states require that certain purchasers of securities take physical delivery of securities. Such limits and such laws may limit the market for beneficial interests in a global security.

        So long as the depositary for a global security, or its nominee, is the registered owner of a global security, the depositary or nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a global security:

  •
  will not be entitled to have debt securities represented by global securities registered in their names;

  •
  will not receive or be entitled to receive physical delivery of debt securities in definitive form; and

  •
  will not be considered the owners or holders of these securities under the Indenture.

        Subject to the restrictions referred to under the section entitled "Limitations on Issuance of Bearer Debt Securities and Bearer Warrants," payments of principal, any premium and interest on the individual debt securities registered in the name of the depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the holder of such global security. Neither we nor the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a global security, or for maintaining, supervising or reviewing any records relating to beneficial ownership interests and each of us and the Trustee may act or refrain from acting without liability on any information provided by the depositary.

        We expect that the depositary, after receiving any payment of principal, any premium or interest in respect of a global security, will immediately credit the accounts of the participants with payment in amounts proportionate to their respective holdings in principal amount of beneficial interest in a global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a global security will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participants.

        Receipt by owners of beneficial interests in a temporary global security of payments of principal, any premium or interest relating to their interests will be subject to the restrictions discussed under the section entitled "Limitations on Issuance of Bearer Debt Securities and Bearer Warrants."

        If interest is paid on a bearer global security, or if no interest has been paid but the bearer global security remains outstanding beyond a reasonable period of time after the restricted period (as defined in applicable US Treasury regulations) has ended, the depositary must provide us with a certificate to the effect that the owners of the beneficial interests in the bearer global security are non-US persons or US persons that are permitted to hold bearer debt securities under applicable US Treasury regulations.

        In general, US persons that are permitted to hold bearer debt securities are US persons who acquire the securities through the foreign branch of certain US financial institutions and certain US financial institutions that hold the bearer debt securities for resale to non-US persons or who hold the bearer debt securities on their own account through a foreign branch. The certificate must be provided within a reasonable period of time after the end of the restricted period, but in no event later than the date when interest is paid. The certificate must be based on statements provided to the depositary by the owners of the beneficial interests.

        If the depositary is at any time unwilling or unable or ineligible to continue as depositary and we have not appointed a successor depositary within 90 calendar days, we will issue debt securities in certificated form in exchange for all outstanding global securities.

        In addition, we may at any time determine not to have debt securities represented by a global security. In that event, we will issue debt securities in definitive form in exchange for all global securities. An owner of a beneficial interest in the global securities to be exchanged will be entitled to delivery in definitive form of debt securities equal in principal amount to such beneficial interest and to have such debt securities registered in its name. Individual debt securities of the series so issued will be issued as:

  (1)
  registered debt securities in denominations, unless we specify otherwise, of $1,000 and integral multiples of $1,000 if the debt securities of that series are issuable as registered debt securities;

  (2)
  bearer debt securities in the denomination or denominations we have specified if the debt securities of that series are issuable as bearer debt securities; or

  (3)
  either registered or bearer debt securities, if the debt securities of that series are issuable in either form.

        You should read the section entitled "Limitations on Issuance of Bearer Debt Securities and Bearer Warrants" for a description of certain restrictions on the issuance of individual bearer debt securities in exchange for beneficial interests in a global security.

Limitation on Liens

        We may not, and may not permit any of our Restricted Subsidiaries to, issue, incur, assume, guarantee or suffer to exist any indebtedness for borrowed money secured by a pledge of, lien on or security interest in any shares of voting stock of any Restricted Subsidiary without effectively providing that the securities issued under the Indenture, including the debt securities, will be secured equally and ratably with such secured indebtedness.

        The term "Restricted Subsidiary" as defined in the Indenture means Bear Stearns, Custodial Trust Company, BSSC and any of our other subsidiaries owning, directly or indirectly, any of the common stock of, or succeeding to a significant portion of the business, property or assets of, a Restricted Subsidiary, or with which a Restricted Subsidiary is merged or consolidated.

Merger and Consolidation

        We may consolidate or merge with or into any other corporation, and may sell, lease or convey all or substantially all of our assets to any corporation, organized and existing under the laws of the United States or any US state, if:

  (1)
  we or any other successor corporation shall not immediately after the merger or consolidation be in default under the Indenture; and

  (2)
  the continuing corporation (if other than us), or the resulting entity that receives substantially all of our assets, shall expressly assume:

  (a)
  payment of the principal of, and premium, if any, and interest on, (and any additional amounts payable in respect of) the debt securities and

  (b)
  performance and observance of all of the covenants and conditions of the Indenture to be performed or observed by us.

        Unless otherwise provided in the applicable prospectus supplement, the Indenture permits:

  •
  a consolidation, merger, sale of assets or other similar transaction that may adversely affect our creditworthiness or that of a successor or combined entity;

  •
  a change in control; or

  •
  a highly leveraged transaction involving us, whether or not involving a change in control;

and the Indenture, therefore, will not protect holders of the debt securities from the substantial impact that any of the transactions described above may have on the value of the debt securities.

Modification and Waiver

        With the consent of the holders of 66 2/3% in principal amount of the outstanding debt securities of each series affected, we and the Trustee may modify or amend the Indenture, without the consent of each holder of the outstanding debt security affected, unless the modification or amendment:

  •
  changes the stated maturity or the date of any installment of principal of, or interest on, any debt security or changes its redemption price or optional redemption price;

  •
  reduces the principal amount of, or the rate of interest on, or the amount of any additional amount payable on, any debt security, or reduces the amount of principal that could be declared due and payable before the stated maturity of that debt security, or changes our obligation to pay any additional amounts (except as permitted under the Indenture), or reduces the amount of principal of a discount security that would be due and payable if accelerated under the Indenture;

  •
  changes the place or currency of any payment of principal, premium, if any, or interest on any debt security;

  •
  impairs the right to institute suit for the enforcement of any payment on or with respect to any debt security;

  •
  reduces the percentage in principal amount of the outstanding debt securities of any series, the consent of whose holders is required to modify or amend the Indenture; or

  •
  modifies the foregoing requirements or reduces the percentage of outstanding debt securities necessary to waive any past default to less than a majority.

We may make any of these amendments or modifications, however, with the consent of the holder of each outstanding debt security affected.

        Except with respect to certain fundamental provisions of which a default would require the consent of the holders of each outstanding security of a series affected to waive, the holders of at least a majority in principal amount of outstanding debt securities of any series may, with respect to that series, waive past defaults under the Indenture and waive compliance with certain provisions of the Indenture, either in a specific instance or generally.

Events of Default

        Under the Indenture, an "Event of Default" with respect to any series of debt securities means:

  (1)
  a failure to pay any interest, or any additional amounts payable, on any debt securities of that series for 30 days after payment is due;

  (2)
  a failure to pay the principal of, and premium, if any, on any debt security of that series when due;

  (3)
  a failure to deposit any sinking fund payment when due relating to that series;

  (4)
  a failure to perform any other covenant contained in the Indenture or relating to that series that has continued for 60 days after written notice was provided;

  (5)
  a failure lasting 10 days after notice relating to any of our other indebtedness for borrowed money or indebtedness of any Restricted Subsidiary in excess of $10 million, that results in such indebtedness becoming due and payable before maturity;

  (6)
  certain events of bankruptcy, insolvency or reorganization; and

  (7)
  any other Event of Default with respect to debt securities of that series.

Concerning the Trustee

        Within 90 days after any default, the Trustee will notify you of the default, unless the default is cured or waived.

        The Trustee may withhold notice of a default (except a default relating to the payment of principal, premium or interest, or any additional amounts related to any debt security or the payment of any sinking fund installment), if the Trustee in good faith determines that withholding notice is in your interests.

        If a default in the performance or breach of any covenant in the Indenture or relating to that series occurs and continues for 60 days after written notice has been given to us or the Trustee by the holders of at least 25% in principal amount of the outstanding debt securities of a series, the Trustee will not give notice to the holders for at least an additional 30 days after such default.

        If an event of default for any series of debt securities occurs and continues, the Trustee or the holders of 25% of the aggregate principal amount (or any lesser amount that the series may provide) of the outstanding debt securities affected by the default may require us to immediately repay the entire principal amount (or any lesser amount that the series may provide) of the outstanding debt securities of such series.

        So long as the Trustee has not yet obtained a judgment or decree for payment of money due, and we have paid all amounts due (other than those due solely as a result of acceleration) and have remedied all Events of Default, the holders of a majority in principal amount of the outstanding debt securities of the affected series may rescind any acceleration or may waive any past default. However, the holders of a majority in principal amount of all outstanding debt securities of the affected series may not waive any Event of Default with respect to any series of debt securities in the following two circumstances:

  •
  a failure to pay the principal of, and premium, if any, or interest on, or any additional amounts payable in respect of, any debt security of that series for which payment had not been subsequently made; or

  •
  a covenant or provision that cannot be modified or amended without the consent of each holder of outstanding debt security of that series.

        The holders of a majority in principal amount of the outstanding debt securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to debt securities of that series, provided that this direction is not in conflict with any rule of law or the Indenture. Before proceeding to exercise any right or power under the Indenture at the direction of those holders, the Trustee will be entitled to receive from those holders reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in complying with any such direction.

        We are required to deliver to the Trustee an annual statement as to our fulfillment of all of our obligations under the Indenture.

Defeasance

        If provided for under the Indenture with respect to debt securities of any series that are registered debt securities denominated and payable only in US dollars (except as otherwise provided under the Indenture), we will:

  •
  be discharged from any and all obligations in respect of the debt securities of that series under the Indenture (except for certain obligations to register the transfer or exchange of debt securities of that series, replace stolen, lost or mutilated debt securities of that series, maintain paying agents and hold moneys for payment in trust) on the 91st day after the applicable conditions described in this paragraph have been satisfied; or

  •
  not be subject to provisions of the Indenture described above under the subsections entitled "—Limitation on Liens" and "—Merger and Consolidation" with respect to the debt securities of that series;

in each case if we deposit with the Trustee, in trust, money or US government obligations that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient to pay all the principal (including any mandatory sinking fund payments) of, and premium, if any, and any interest on, the debt securities of that series on the dates such payments are due in accordance with the terms of those debt securities.

        To exercise either option, we are required to deliver to the Trustee an opinion of counsel to the effect that:

  (1)
  the deposit and related defeasance would not cause the holders of the debt securities of the series being defeased to recognize income, gain or loss for US federal income tax purposes; and

  (2)
  if the debt securities of that series are then listed on the NYSE, the exercise of the option would not result in delisting.

        We may specify defeasance provisions with respect to any series of debt securities.

DESCRIPTION OF WARRANTS

        This section sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate. The particular terms of the warrants offered by any prospectus supplement and the extent to which such general terms and provisions will not apply to the warrants so offered will be described in the prospectus supplement relating to those warrants.

        We may issue warrants for the purchase of debt securities, warrants to buy or sell debt securities of or guaranteed by the United States or other sovereign states ("Government debt securities"), warrants to buy or sell currencies, currency units or units of a currency index or currency basket, warrants to buy or sell units of a stock index or stock basket and warrants to buy and sell a commodity or units of a commodity index or basket. Warrants may be offered independently of or together with any series of debt securities and may be attached to or separate from those debt securities. The warrants will be settled either through physical delivery or through payment of a cash settlement value as set forth in this prospectus and in any applicable prospectus supplement.

        Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or a trust company, as warrant agent, all as described in the prospectus supplement relating to that series of warrants. The warrant agent will act solely as our agent under the applicable warrant agreement and in connection with the certificates for any warrants of that series, and will not assume any obligation or relationship of agency or trust for or with any holders of those warrant certificates or beneficial owners of those warrants.

        This section, along with the description in the applicable prospectus supplement, is a summary of certain provisions of the forms of warrant agreements and warrant certificates and is not complete. We urge you to read the warrant agreements and the warrant certificates, because those documents, and not these descriptions, define your rights as a holder of warrants. We have filed copies of the forms of the warrant agreements and warrant certificates as exhibits to the Registration Statement of which this prospectus is a part. Copies of the forms of warrant agreements and warrant certificates are available as set forth under the section entitled "Where You Can Find More Information."

General

        The terms of any particular series of warrants will be described in the prospectus supplement relating to that particular series of warrants, including, where applicable:

  (1)
  whether the warrant is for debt securities, Government debt securities, currencies, currency units, currency indices or currency baskets, stock indices, stock baskets, commodities, commodity indices or any other index or reference as described in the warrant;

  (2)
  the offering price;

  (3)
  the currency, currency unit, currency index or currency basket based on or relating to currencies for which those warrants may be purchased;

  (4)
  the date on which the right to exercise those warrants will commence and the date on which that right will expire;

  (5)
  whether those warrants are to be issuable in registered or bearer form;

  (6)
  whether those warrants are extendible and the period or periods of such extendibility;

  (7)
  the terms upon which bearer warrants of any series may be exchanged for registered warrants of that series;

  (8)
  whether those warrants will be issued in book-entry form, as a global warrant certificate, or in certificated form;

  (9)
  US federal income tax consequences applicable to those warrants; and

  (10)
  any other terms of those warrants not inconsistent with the applicable warrant agreement.

        If the offered warrants are to purchase debt securities, the prospectus supplement will also describe:

  (1)
  the designation, aggregate principal amount, currency, currency unit or currency basket and other terms of the debt securities purchasable upon exercise of those warrants;

  (2)
  the designation and terms of the debt securities with which those warrants are issued and the number of those warrants issued with each such debt security;

  (3)
  the date or dates on and after which those warrants and the related debt securities will be separately transferable; and

  (4)
  the principal amount of debt securities purchasable upon exercise of one offered warrant and the price at which and currency, currency unit or currency basket in which such principal amount of debt securities may be purchased upon such exercise.

        Before you exercise your warrants, you will not have any of the rights of holders of the debt securities of the series purchasable upon such exercise, including the right to receive payments of principal, any premium or interest on those debt securities, or to enforce any of the covenants in the Indenture.

        If the offered warrants are to buy or sell Government debt securities or a currency, currency unit, currency index or currency basket, the prospectus supplement will describe:

  •
  the amount and designation of the Government debt securities or currency, currency unit, currency index or currency basket, as the case may be, subject to each warrant; and

  •
  whether those warrants provide for cash settlement or delivery of the Government debt securities or currency, currency unit, currency index or currency basket upon exercise.

        If the offered warrants are warrants on a stock index or a stock basket, they will provide for payment of an amount in cash that will be determined by reference to increases or decreases in such stock index or stock basket. The prospectus supplement will describe:

  •
  the terms of those warrants;

  •
  the stock index or stock basket covered by those warrants; and

  •
  the market to which the stock index or stock basket relates.

        If the offered warrants are warrants on a commodity or commodity index, those warrants will provide for cash settlement or delivery of the particular commodity or commodity index. The prospectus supplement will describe:

  •
  the terms of those warrants;

  •
  the commodity or commodity index covered by those warrants; and

  •
  any market to which the commodity or commodity index relates.

        You may exchange registered warrants of any series for registered warrants of the same series representing in total the number of warrants that you have surrendered for exchange. To the extent permitted, you may exchange warrant certificates and transfer registered warrants at the corporate trust office of the warrant agent for that series of warrants (or any other office indicated in the prospectus supplement relating to that series of warrants).

        As the applicable prospectus supplement permits, a single global warrant certificate, registered in the name of the nominee of the depository of the warrants, or definitive certificates that may be exchanged on a fixed date, or on a date or dates selected by us, for interests in a global warrant certificate may be issued for:

  •
  warrants to buy or sell Government debt securities or a currency, currency unit, currency index or currency basket; and

  •
  warrants on stock indices or stock baskets or on commodities or commodity indices.

        Bearer warrants will be transferable by delivery. The applicable prospectus supplement will describe the terms of exchange applicable to any bearer warrants.

Exercise of Warrants

        As set forth in, or calculable from, the prospectus supplement relating to each series of warrants, each warrant you purchase will entitle you to:

  •
  buy the equivalent amount of the debt securities;

  •
  buy or sell the equivalent amount of Government debt securities;

  •
  buy or sell the equivalent amount of a currency, currency unit, currency index or currency basket, commodity or commodities at the exercise price;

  •
  receive a settlement value for the equivalent amount of Government debt securities; or

  •
  receive a settlement value for the equivalent amount of a currency, currency unit, currency index or currency basket, stock index or stock basket, commodity or commodity index.

        You may exercise your warrants at the corporate trust office of the warrant agent (or any other office indicated in the prospectus supplement relating to those warrants) up to 5:00 p.m., New York time, on the date stated in the prospectus supplement relating to those warrants or as may be otherwise stated in the prospectus supplement. If you do not exercise your warrants before the time on that date (or such later date that we may set), your unexercised warrants will become void.

        Subject to any restrictions and additional requirements that may be set forth in the prospectus supplement, you may exercise your warrants by:

  •
  delivery to the warrant agent of the warrant certificate evidencing such warrants properly completed and duly executed; and

  •
  payment as provided in the applicable prospectus supplement of the amount required to purchase the debt securities, or (except in the case of warrants providing for cash settlement) payment for or delivery of the Government debt securities or currency, currency unit, currency basket, stock index, stock basket, commodity or commodity index, as the case may be, purchased or sold upon such exercise.

        Only registered debt securities will be issued and delivered upon exercise of registered warrants. Warrants will be deemed to have been exercised upon receipt of such warrant certificate and any payment, if applicable, at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement and we will, as soon as practicable after such receipt and payment, issue and deliver the debt securities purchasable upon such exercise, or buy or sell such Government debt securities or currency, currency unit, currency basket, commodity or commodities or pay the settlement value in respect of the warrants.

        If fewer than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining amount of the warrants. Special provisions relating to the exercise of any bearer warrants or automatic exercise of warrants will be described in the applicable prospectus supplement.

LIMITATIONS ON ISSUANCE OF BEARER DEBT SECURITIES AND BEARER WARRANTS

        In compliance with U.S. federal income tax laws and regulations, bearer debt securities, including bearer debt securities in global form, will not be offered, sold, resold or delivered, directly or indirectly, in the United States or its possessions or to "United States Persons," as defined below, except as otherwise permitted by certain U.S. Treasury regulations. Any underwriters, dealers or agents participating in the offerings of bearer debt securities, directly or indirectly, must agree that they will not, in connection with the original issuance of any bearer debt securities or during the "restricted period" (as defined in the Treasury regulations) offer, sell, resell or deliver, directly or indirectly, any bearer debt securities in the United States or to United States Persons, other than as permitted by the Treasury regulations. In addition, any underwriters, dealers or agents must have procedures reasonably designed to ensure that their employees or agents who are directly engaged in selling bearer debt securities are aware of the restrictions on the offering, sale, resale or delivery of bearer debt securities.

        We will not deliver a bearer debt security (other than a temporary global bearer debt security) in connection with its original issuance or pay interest on any bearer debt security until we have received the written certification provided for in the indenture. Each bearer debt security, other than a temporary global bearer debt security, will bear the following legend on the face of the security and on any interest coupons that may be detachable:

        "Any United States person who holds this obligation will be subject to limitations under the U.S. income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the Internal Revenue Code."

        The legend also will be evidenced on any book-entry system maintained with respect to the bearer debt securities.

        The sections referred to in the legend provide, in general, that a U.S. taxpayer who holds a bearer security or coupon may not deduct any loss realized on the sale, exchange or redemption of the bearer security and any gain which otherwise would be treated as capital gain will be treated as ordinary income, unless the taxpayer is, or holds the bearer security or coupon through, a "financial institution" (as defined in the relevant Treasury regulations) and certain other conditions are satisfied.

        For these purposes, "United States" means the United States of America (including the District of Columbia), and its possessions. "United States Person" generally means:

  •
  a citizen or resident of the United States;

  •
  a corporation, partnership, or other business entity created or organized in or under the laws of the United States or any State or political subdivision thereof (including the District of Columbia);

  •
  an estate whose income is subject to U.S. federal income taxation regardless of its source; or

  •
  a trust, if a court within the United States is able to exercise primary supervision over its administration, and one or more United States Persons have the authority to control all of its substantial decisions.

        The prospectus supplement relating to bearer warrants will describe any limitations on the offer, sale, delivery and exercise of bearer warrants (including a requirement that a certificate of non-U.S. beneficial ownership be delivered once a bearer warrant is exercised).

DESCRIPTION OF PREFERRED STOCK

        This section sets forth certain general terms and provisions of the preferred stock to which any prospectus supplement may relate. The particular terms of the preferred stock offered by any prospectus supplement and the extent, if any, to which such general terms will not apply to the preferred stock so offered will be described in the prospectus supplement relating to such preferred stock.

        This section, along with the description in the applicable prospectus supplement, is a summary of certain provisions of our restated certificate of incorporation, as amended, including the applicable certificate of designations, and is not complete.

        We urge you to read the restated certificate of incorporation, as amended, and the certificate of designations for the relevant series of preferred stock in which you are intending to invest, because those documents, and not these descriptions, define your rights as a holder of preferred stock. We have filed a copy of the restated certificate of incorporation, as amended, and the certificates of designations for our currently outstanding shares of preferred stock as exhibits to the Registration Statement of which this prospectus is a part. Copies of the restated certificate of incorporation, as amended, are available as set forth under the section entitled "Where You Can Find More Information."

General

        Our restated certificate of incorporation, as amended, authorizes the issuance of 10,000,000 shares of preferred stock, $1.00 par value. We may issue preferred stock from time to time in one or more series. The exact terms of each series will be established by our board of directors or a duly authorized committee of the board.

        The terms of any particular series of preferred stock will be described in the prospectus supplement relating to that particular series of preferred stock, including, where applicable:

  (1)
  the designation, stated value and liquidation preference of such preferred stock and the number of shares offered;

  (2)
  the offering price;

  (3)
  the dividend rate or rates (or method of calculation), the date or dates from which dividends shall accrue, and whether such dividends shall be cumulative or noncumulative and, if cumulative, the dates from which dividends shall commence to cumulate;

  (4)
  any redemption or sinking fund provisions;

  (5)
  the amount that shares of such series shall be entitled to receive in the event of our liquidation, dissolution or winding up;

  (6)
  the terms and conditions, if any, on which shares of such series shall be exchangeable for shares of our stock of any other class or classes, or other series of the same class;

  (7)
  the voting rights, if any, of shares of such series in addition to those set forth in "Voting Rights" below;

  (8)
  the status as to reissuance or sale of shares of such series redeemed, purchased or otherwise reacquired, or surrendered to us on conversion or exchange;

  (9)
  the conditions and restrictions, if any, on the payment of dividends or on the making of other distributions on, or the purchase, redemption or other acquisition by us or any subsidiary, of the common stock or of any other class of our stock ranking junior to the shares of such series as to dividends or upon liquidation;

  (10)
  the conditions and restrictions, if any, on the creation of indebtedness of us or of any subsidiary, or on the issue of any additional stock ranking on a parity with or prior to the shares of such series as to dividends or upon liquidation; and

  (11)
  any additional dividend, liquidation, redemption, sinking or retirement fund and other rights, preferences, privileges, limitations and restrictions of such preferred stock.

        The preferred stock will, when issued, be fully paid and nonassessable. Unless otherwise specified in the applicable prospectus supplement, the shares of each series of preferred stock will upon issuance rank senior to the common stock and on a parity in all respects with each other outstanding series of preferred stock. As of November 30, 2002, there were outstanding:

  •
  479,250 shares of Adjustable Rate Cumulative Preferred Stock, Series A;

  •
  3,817,850 depositary shares, each representing a one-fourth interest in a share of 6.15% Cumulative Preferred Stock, Series E;

  •
  3,293,800 depositary shares, each representing a one-fourth interest in a share of 5.72% Cumulative Preferred Stock, Series F; and

  •
  3,745,000 depositary shares, each representing a one-fourth interest in a share of 5.49% Cumulative Preferred Stock, Series G.

        The preferred stock will have no preemptive rights to subscribe for any additional securities that may be issued by us.

Dividends

        Unless otherwise specified in the applicable prospectus supplement, before any dividends may be declared or paid to the holders of shares of our common stock, par value $1.00 per share, or of any other of our capital stock ranking junior to any series of the preferred stock as to the payment of dividends, the holders of the preferred stock of that series will be entitled to receive, when and as declared by the board of directors or a duly authorized committee of the board, out of our net profits or net assets legally available therefor, dividends payable quarterly on January 15, April 15, July 15 and October 15, in each year at such rates as will be specified in the applicable prospectus supplement. Such rates may be fixed or variable or both. If variable, the formula used for determining the dividend rate for each dividend period will be specified in the applicable prospectus supplement. Dividends will be payable to the holders of record as they appear on our stock transfer records on such dates (not less than 15 days nor more than 60 days prior to a dividend payment date) as will be fixed by the board of directors or a duly authorized committee thereof. Dividends will be paid in the form of cash.

        Dividends on any series of preferred stock may be cumulative or noncumulative, as specified in the applicable prospectus supplement. If the board of directors fails to declare a dividend payable on a dividend payment date on any series of preferred stock for which dividends are noncumulative, then the holders of the preferred stock of that series will have no right to receive a dividend in respect of the dividend period relating to such dividend payment date, and we will have no obligation to pay the dividend accrued for such period, whether or not dividends on that series are declared or paid on any future dividend payment dates. If dividends on any series of preferred stock are not paid in full or declared in full and sums set apart for the payment thereof, then no dividends shall be declared and paid on that series unless declared and paid ratably on all shares of every series of preferred stock then outstanding, including dividends accrued or in arrears, if any, in proportion to the respective amounts that would be payable per share if all such dividends were declared and paid in full.

        The prospectus supplement relating to a series of preferred stock will specify the conditions and restrictions, if any, on the payment of dividends or on the making of other distributions on, or the purchase, redemption or other acquisition by us or any of our subsidiaries of, the common stock or of any other class of our stock ranking junior to the shares of that series as to dividends or upon liquidation and any other preferences, rights, restrictions and qualifications that are not inconsistent with the certification of incorporation.

Liquidation Rights

        Unless otherwise specified in the prospectus supplement relating to a series of preferred stock, upon our liquidation, dissolution or winding up (whether voluntary or involuntary) the holders of preferred stock of that series will be entitled to receive out of our assets available for distribution to our stockholders, whether from capital, surplus or earnings, the amount specified in the applicable prospectus supplement for that series, together with all dividends accrued and unpaid, before any distribution of the assets will be made to the holders of common stock or any other class or series of shares ranking junior to that series of preferred stock upon liquidation, dissolution or winding up, and will be entitled to no other or further distribution. If, upon our liquidation, dissolution or winding up the assets distributable among the holders of a series of preferred stock shall be insufficient to permit the payment in full to the holders of that series of preferred stock of all amounts payable to those holders, then the entire amount of our assets thus distributable will be distributed ratably among the holders of that series of preferred stock in proportion to the respective amounts that would be payable per share if those assets were sufficient to permit payment in full.

        Neither our consolidation, merger or other business combination with or into any other individual, firm, corporation or other entity nor the sale, lease, exchange or conveyance of all or any part of our property, assets or business will be deemed to be a liquidation, dissolution or winding up.

Redemption

        If so specified in the applicable prospectus supplement, any series of preferred stock may be redeemable, in whole or in part, at our option or pursuant to a retirement or sinking fund or otherwise, on terms and at the times and the redemption prices specified in that prospectus supplement. If less than all shares of the series at the time outstanding are to be redeemed, the shares to be redeemed will be selected pro rata or by lot, in such manner as may be prescribed by resolution of the board of directors.

        Notice of any redemption of a series of preferred stock will be given by publication in a newspaper of general circulation in the Borough of Manhattan, the City of New York, not less than 30 nor more than 60 days prior to the redemption date. We will mail a similar notice, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of shares of that series at the addresses shown on our stock transfer records, but the mailing of such notice will not be a condition of such redemption. In order to facilitate the redemption of shares of preferred stock, the board of directors may fix a record date for the determination of the shares to be redeemed. Such record date will be not more than 60 days nor less than 30 days prior to the redemption date.

        Prior to the redemption date, we will deposit money for the payment of the redemption price with a bank or trust company doing business in the Borough of Manhattan, the City of New York, and having a capital and surplus of at least $10,000,000. Unless we fail to make such deposit, on the redemption date, all dividends on the series of preferred stock called for redemption will cease to accrue and all rights of the holders of shares of that series as our stockholders shall cease, except the right to receive the redemption price (but without interest). Unless otherwise specified in the applicable prospectus supplement, any monies so deposited which remain unclaimed by the holders of the shares of that series at the end of six years after the redemption date will become our property, and will be paid by the bank or trust company with which it has been so deposited to us.

Conversion Rights

        No series of preferred stock will be convertible into common stock.

Voting Rights

        Unless otherwise determined by the board of directors and indicated in the applicable prospectus supplement, holders of the preferred stock of that series will not have any voting rights except as set forth below or as otherwise from time to time required by law. Whenever dividends on any series of preferred stock or any other class or series of stock ranking on a parity with that series with respect to the payment of dividends shall be in arrears for dividend periods, whether or not consecutive, containing in the aggregate a number of days equivalent to six calendar quarters, the holders of shares of that series (voting separately as a class with all other series of preferred stock upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two of the authorized number of our directors at the next annual meeting of stockholders and at each subsequent meeting until all dividends accumulated on that series have been fully paid or set apart for payment. The term of office of all directors elected by the holders of a series of preferred stock shall terminate immediately upon the termination of the right of the holders of that series to vote for directors. Whenever the shares of a series are or become entitled to vote, each holder of shares of that series will have one vote for each share held.

        So long as shares of any series of preferred stock remain outstanding, we shall not, without the consent of the holders of at least two-thirds of the shares of that series outstanding at the time (voting separately as a class with all other series of preferred stock upon which like voting rights have been conferred and are exercisable):

  (1)
  issue or increase the authorized amount of any class or series of stock ranking senior to the shares of that series as to dividends or upon liquidation; or

  (2)
  amend, alter or repeal the provisions of our certificate of incorporation or of the resolutions contained in the certificate of designation, whether by merger, consolidation or otherwise, so as to materially and adversely affect any power, preference or special right of the outstanding shares of that series or the holders thereof. Any increase in the amount of the authorized common stock or authorized preferred stock or the creation and issuance of common stock or any other series of preferred stock ranking on a parity with or junior to a series of preferred stock as to dividends and upon liquidation shall not be deemed to materially and adversely affect the powers, preferences or special rights of the shares of that series.

        Unless otherwise indicated in the applicable prospectus supplement, the transfer agent, dividend disbursing agent and registrar for each series of preferred stock will be Mellon Investor Services L.L.C.

DESCRIPTION OF DEPOSITARY SHARES

        This section sets forth certain general terms and provisions of the depositary shares and depositary receipts which we may elect to issue.

        This section, along with the description in the applicable prospectus supplement, is a summary of certain provisions of the deposit agreement relating to the applicable series of Preferred Stock and is not complete. Any such deposit agreement will be filed as an exhibit to or incorporated by reference in the Registration Statement of which this prospectus is a part.

General

        We may, at our option, elect to offer fractional interests in shares of a series of preferred stock, rather than whole shares. If we exercise our option, we will provide for the issuance by a depositary of depositary receipts evidencing depositary shares, each of which will represent a fractional interest (to be specified in the applicable prospectus supplement) in a share of a particular series of the Preferred Stock as more fully described below.

        If we offer fractional shares of any series of preferred stock, those shares will be deposited under a separate deposit agreement among us, a depositary bank or trust company selected by us and having its principal office in the United States and having a combined capital and surplus of at least $50,000,000 and the holders from time to time of the depositary receipts issued thereunder by that depositary. The applicable prospectus supplement will set forth the name and address of the depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock underlying such depositary share, to all the rights and preferences of the fractional share of preferred stock underlying such depositary share (including dividend, voting, redemption and liquidation rights).

        Until definitive engraved depositary receipts are prepared, upon our written order, the depositary may issue temporary depositary receipts substantially identical to (and entitling the holders thereof to all the rights pertaining to) the definitive depositary receipts but not in definitive form. Definitive depositary receipts will be prepared thereafter without unreasonable delay. Temporary depositary receipts will be exchangeable for definitive depositary receipts at our expense.

Dividends and Other Distributions

        The depositary will distribute to the holders of depositary receipts evidencing depositary shares all cash dividends or other cash distributions received in respect of the underlying fractional shares of preferred stock in proportion to their respective holdings of the depositary shares on the relevant record date. The depositary will distribute only the amount that can be distributed without attributing to any holder of depositary shares a fraction of one cent. Any balance not so distributed will be held by the depositary (without liability for interest thereon) and will be added to and treated as part of the next sum received by the depositary for distribution to holders of depositary receipts then outstanding.

        If we distribute property other than cash in respect of shares of preferred stock deposited under a deposit agreement, the depositary will distribute the property received by it to the record holders of depositary receipts evidencing the depositary shares relating to those shares of preferred stock, in proportion, as nearly as may be practicable, to their respective holdings of the depositary shares on the relevant record dates. If the depositary determines that it is not feasible to make such a distribution, the depositary may, with our approval, adopt such method as it deems equitable and practicable to give effect to the distribution, including the sale of the property so received and distribution of the net proceeds from such sale to the holders of the depositary receipts.

        Each deposit agreement will also contain provisions relating to the manner in which any subscription or similar right offered by us to holders of the preferred stock deposited under such deposit agreement will be made available to holders of depositary shares.

Redemption of Depositary Shares

        If the shares of preferred stock deposited under a deposit agreement are subject to redemption, in whole or in part, then, upon any such redemption, the depositary shares relating to those deposited shares will be redeemed from the proceeds received by the depositary as a result of the redemption. Whenever we redeem shares of preferred stock held by a depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the shares of preferred stock so redeemed. The depositary will mail the notice of redemption not less than 20 and not more than 50 days prior to the date fixed for redemption to the record holders of the depositary shares to be so redeemed. The redemption price per depositary share will be equal to the applicable fraction of the per share redemption price of the preferred stock underlying such depositary share. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as may be determined by the depositary.

        Once notice of redemption has been given, from and after the redemption date, the depositary shares called for redemption will no longer be deemed to be outstanding, unless we fail to redeem the shares of preferred stock so called for redemption. On the redemption date, all rights of the holders of depositary shares will cease, except for the right to receive the monies payable upon such redemption and any money or other property to which the holders of depositary shares were entitled upon such redemption, upon surrender to the depositary of the depositary receipts evidencing depositary shares.

Voting Rights

        As soon as practicable after receipt of notice of any meeting at which the holders of shares of preferred stock deposited under a deposit agreement are entitled to vote, the depositary will mail the information contained in that notice of meeting (and any accompanying proxy materials) to the holders of the depositary shares relating to such preferred stock as of the record date for such meeting. Each such holder will be entitled, subject to any applicable restrictions, to instruct the depositary as to the exercise of the voting rights of the preferred stock represented by such holder's depositary shares. The depositary will attempt to vote the preferred stock represented by those depositary shares in accordance with the holder's instructions, and we will agree to take all action deemed necessary by the depositary to enable the depositary to do so. The depositary will abstain from voting shares of preferred stock deposited under a deposit agreement if it has not received specific instructions from the holders of the depositary shares representing those shares.

Withdrawal of Stock

        Upon surrender of depositary receipts at the principal office of the depositary (unless the depositary shares evidenced by the depositary receipts have previously been called for redemption), and subject to the terms of the deposit agreement, the owner of the depositary shares shall be entitled to delivery of whole shares of preferred stock and all money and other property, if any, represented by those depositary shares. Fractional shares of preferred stock will not be delivered. If the depositary receipts surrendered by the holder evidence depositary shares in excess of those representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the depositary shares. Holders of shares of preferred stock which are withdrawn will not thereafter be entitled to deposit such shares under a deposit agreement or to receive depositary shares. We do not expect that there will be any public trading market for the preferred stock, except as represented by depositary shares.

Amendment and Termination of the Deposit Agreement

        We may from time to time amend the form of depositary receipt evidencing any depositary shares and any provision of a deposit agreement by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the existing holders of depositary shares will not be effective unless and until approved by the holders of at least a majority of the depositary shares then outstanding under that deposit agreement. Each deposit agreement will provide that each holder of depositary shares who continues to hold those depositary shares at the time an amendment becomes effective will be deemed to have consented to the amendment and will be bound by that amendment. Except as may be necessary to comply with any mandatory provisions of applicable law, no amendment may impair the right, subject to the terms of the deposit agreement, of any holder of any depositary shares to surrender the depositary receipt evidencing those depositary shares to the depositary together with instructions to deliver to the holder the whole shares of preferred stock represented by the surrendered depositary shares and all money and other property, if any, represented thereby. A deposit agreement may be terminated by us or the depositary only if:

  (1)
  all outstanding depositary shares issued under the deposit agreement have been redeemed; or

  (2)
  there has been a final distribution in respect of the preferred stock relating to those depositary shares in connection with any liquidation, dissolution or winding up of the Company and the amount received by the depositary as a result of that distribution has been distributed by the Depositary to the holders of those depositary shares.

Charges of Depositary

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of any depositary in connection with the initial deposit of preferred stock and the initial issuance of the depositary shares and any redemption of such preferred stock. Holders of depositary shares will pay any other taxes and charges incurred for their accounts as are provided in the deposit agreement.

Miscellaneous

        Each depositary will forward to the holders of depositary shares issued by that depositary all reports and communications from us that are delivered to the depositary and that we are required to furnish to the holders of the preferred stock held by the depositary. In addition, each depositary will make available for inspection by the holders of those depositary shares, at the principal office of such depositary and at such other places as it may from time to time deem advisable, all reports and communications received from us that are received by such depositary as the holder of preferred stock.

        Neither we nor any depositary will assume any obligation or will be subject to any liability under a deposit agreement to holders of the depositary shares other than for its negligence or willful misconduct. Neither we nor any depositary will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under a deposit agreement. The obligations of us and any depositary under a deposit agreement will be limited to performance in good faith of their duties thereunder, and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and any depositary may rely on written advice of counsel or accountants, on information provided by persons presenting preferred stock for deposit, holders of depositary shares or other persons believed in good faith to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

Resignation and Removal of Depositary

        A depositary may resign at any time by delivering to us notice of its election to resign, and we may remove any depositary at any time. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. Such successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States of America and having a combined capital and surplus of at least $50,000,000.

BOOK-ENTRY PROCEDURES AND SETTLEMENT

        Any series of preferred stock (and the depositary shares relating to such series) may be issued in certificated or book-entry form, as specified in the applicable prospectus supplement. Book-entry preferred stock or depositary shares will be issued in the form of a single global stock certificate or a single global depositary receipt (as the case may be) registered in the name of the nominee of The Depository Trust Company or any successor or alternate depositary we select.

        The depositary has provided us the following information: The depositary is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The depositary holds securities that have been deposited by its participating organizations, which are called "participants." The depositary also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through computerized records for participants' accounts. This eliminates the need to exchange certificates. Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. The depositary is owned by a number of its participants and by the NYSE, the AMEX and the NASD. The depositary's book-entry system also is used by other organizations such as securities brokers and dealers, banks, and trust companies that work through a participant. Persons who are not participants may beneficially own securities held by the depositary only through participants. The rules applicable to the depositary and its participants are on file with the SEC.

        Upon our issuance of any preferred stock or depositary shares that will be represented by a global security, the depositary will immediately credit on its book-entry system the respective amounts of preferred stock or depositary shares represented by the global security to participants' accounts. The accounts to be credited will be designated by our agents, or by us if we directly offer and sell the preferred stock or depositary shares. Ownership of beneficial interests in a global security will be limited to participants or persons that hold interests through the participants. Beneficial ownership interests in a global security will be shown on, and transfers of those interests will be made only through, records maintained by the depositary's participants or persons holding interests through participants. Please note, the laws of some states require that certain purchasers of securities take physical delivery of these securities in definitive form. These limits and laws may impair the ability to transfer beneficial interest in a global security.

        Unless the global security is exchanged in whole or in part for the relevant definitive security representing preferred stock or depositary shares, the global security cannot be transferred. However, the depositary, its nominees and their successors may transfer a global security as a whole to one another. This means we will not issue certificates to you. Until the relevant definitive security representing preferred stock or depositary shares is issued, the depositary, not you, will be considered the holder of preferred stock or depositary shares represented by a global security. We have described below the only circumstances where preferred stock or depositary shares represented by a global security will be exchangeable for certificates representing preferred stock or depositary shares.

        We will pay dividends and other distributions on the preferred stock or depositary shares to the depositary or its nominee. We and the depositary will treat the nominee as the owner of the global securities for all purposes. Neither we nor the depositary will have any responsibility or liability for any aspect of the records relating to or payments made on account of your beneficial ownership interests in a global security or for maintaining, supervising or reviewing the records relating to you as the owner of a beneficial interest in such global securities. We expect that the depositary will credit immediately the respective accounts of the participants upon receipt of any dividend payment or other distribution on a global security. We expect that participants' payments to owners of the beneficial interests in a global security will be governed by standing customer instructions and customary practices, and will be the participants' responsibility.

        The depositary nominee is the only person who can exercise a right to repayment of a global security. If you own a beneficial interest in a global security and want to exercise a right to repayment, then you must instruct your participant (for example, your broker) to notify the nominee of your desire to exercise such right. Different participants have different procedures for accepting instructions from their customers (for example, cut-off times for notice), and accordingly, you should consult your participant to inform yourself about their particular procedures.

        Unless otherwise specified in the applicable prospectus supplement, preferred stock or depositary shares will be issued initially as book-entry preferred stock or depositary shares. Generally, we will issue book-entry preferred stock or depositary shares only in the form of global securities. Preferred stock or depositary shares represented by a global security may be exchanged for the relevant definitive security with the same terms in authorized denominations if:

  •
  the depositary notified us that it is unwilling or unable to continue as a depositary and a successor depositary is not appointed by us within 90 days; or

  •
  we determine not to have any preferred stock or depositary shares represented by a global security.

        In these circumstances, you will be entitled to physical delivery of a definitive certificate or other instrument evidencing such preferred stock or depositary shares in an amount equal to your beneficial ownership interest and registered in your name.

PLAN OF DISTRIBUTION

        We may sell the securities by any of the following methods:

  •
  to underwriters (including Bear Stearns) or dealers, who may act directly or through a syndicate represented by one or more managing underwriters (including Bear Stearns);

  •
  through broker-dealers (including Bear Stearns) we have designated to act on our behalf as agents;

  •
  directly to one or more purchasers;

  •
  directly to the public through Bear Stearns utilizing DAiSSSM (Dutch Auction internet Syndication SystemSM), a rules-based, proprietary, single-priced, modified Dutch Auction syndication system for the pricing and allocation of securities; or

  •
  through a combination of any of these methods of sale.

        Each prospectus supplement will set forth the manner and terms of an offering of securities, including:

  •
  whether that offering is being made to underwriters or through agents or directly;

  •
  the rules and procedures for the auction process through DAiSSSM, if used;

  •
  any underwriting discounts, dealer concessions, agency commissions and any other items that may be deemed to constitute underwriters', dealers' or agents' compensation;

  •
  the securities' purchase price or initial public offering price; and

  •
  the proceeds we anticipate from the sale of the securities.

        When securities are to be sold to underwriters, unless otherwise set forth in the applicable prospectus supplement, the underwriters' obligations to purchase those securities will be subject to certain conditions precedent. If the underwriters purchase any of the securities, they will be obligated to purchase all of the securities. The underwriters will acquire the securities for their own accounts and may resell them, either directly to the public or to securities dealers, at various times in one or more transactions, including negotiated transactions, either at a fixed public offering price or at varying prices determined at the time of sale.

        Any initial public offering price and any concessions allowed or reallowed to dealers may be changed intermittently.

        To the extent that any securities underwritten by Bear Stearns are not resold by Bear Stearns for an amount at least equal to their public offering price, the proceeds from the offering of those securities will be reduced. Until resold, any such preferred stock and depositary shares will be treated as if they were not outstanding. Bear Stearns intends to resell any of those securities at various times after the termination of the offering at varying prices related to prevailing market prices at the time of sale, subject to applicable prospectus delivery requirements.

        Unless otherwise indicated in the applicable prospectus supplement, when securities are sold through an agent, the designated agent will agree, for the period of its appointment as agent, to use its best efforts to sell the securities for our account and will receive commissions from us as will be set forth in the applicable prospectus supplement.

        Securities bought in accordance with a redemption or repayment under their terms also may be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing by one or more firms acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with the securities remarketed by them.

        If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in the prospectus supplement. These contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the prospectus supplement will set forth the commissions payable for solicitation of these contracts.

        Underwriters and agents participating in any distribution of securities may be deemed "underwriters" within the meaning of the Securities Act and any discounts or commissions they receive in connection with the distribution may be deemed to be underwriting compensation. Those underwriters and agents may be entitled, under their agreements with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution by us to payments that they may be required to make in respect of those civil liabilities. Various of those underwriters or agents may be customers of, engage in transactions with or perform services for us or our affiliates in the ordinary course of business.

        Following the initial distribution of any series of securities (and in the case of shares of preferred stock, subject to obtaining approval or exemption from the NYSE), Bear Stearns may offer and sell previously issued securities of that series at various times in the course of its business as a broker-dealer. Bear Stearns may act as principal or agent in those transactions. Bear Stearns will use this prospectus and the prospectus supplement applicable to those securities in connection with those transactions. Sales will be made at prices related to prevailing prices at the time of sale or at related or negotiated prices. Our other affiliates, including BSIL, may also engage in such transactions and may use this prospectus and any applicable prospectus supplement for such purpose.

        In order to facilitate the offering of certain securities under this Registration Statement or an applicable prospectus supplement, certain persons participating in the offering of those securities may engage in transactions that stabilize, maintain or otherwise affect the price of those securities during and after the offering of those securities. Specifically, if the applicable prospectus supplement permits, the underwriters of those securities may over-allot or otherwise create a short position in those securities for their own account by selling more of those securities than have been sold to them by us and may elect to cover any such short position by purchasing those securities in the open market.

        In addition, the underwriters may stabilize or maintain the price of those securities by bidding for or purchasing those securities in the open market and may impose penalty bids, under which selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of securities to the extent that it discourages resales of the securities. No representation is made as to the magnitude or effect of any such stabilization or other transactions. Such transactions, if commenced, may be discontinued at any time.

        Each series of offered securities will be a new issue of securities and will have no established trading market. Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered securities may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for the offered securities.

        We may from time to time offer securities directly to the public through Bear Stearns and may utilize DAiSSSM, a rules-based, proprietary, single-priced, modified Dutch Auction syndication system for the pricing and allocation of such securities. DAiSSSM allows bidders to directly participate, through Internet access to an auction site, by submitting conditional offers to buy (each, a "bid") that are subject to acceptance by the underwriter, and which may directly affect the price at which such securities are sold.

        The final offering price at which securities will be sold and the allocation of securities among bidders will be based solely on the results of the auction, subject to possible stabilization activity previously described.

        During an auction, DAiSSSM will present to each bidder, on a real-time basis, the clearing spread at which the offering would be sold, based on the bids submitted and not withdrawn, and whether a bidder's individual bids would be accepted, prorated or rejected. Upon completion of the auction, the offering price of the securities will be the lowest spread at which the aggregate dollar amount of bids submitted, and not removed, at that spread and lower spreads equals or exceeds the size of the offering as disclosed in the prospectus supplement which is the final clearing spread. If DAiSSSM is utilized, prior to the auction we and Bear Stearns will establish minimum admissible bids, maximum quantity restrictions and other specific rules governing the auction process, all of which will be made available to bidders in the offering cul-de-sac and described in the prospectus supplement.

        Bids at a lower spread than the final clearing spread will be fully allocated. Bids at the final clearing spread will be prorated based on the time of submission and pursuant to the allocation procedures in the auction rules. Bids above the final clearing spread will receive no allocation.

        If an offering is made using DAiSSSM you should review the auction rules, as displayed in the offering cul-de-sac and described in the prospectus supplement, for a more detailed description of the offering procedures.

        Because Bear Stearns and BSIL are our wholly owned subsidiaries, each distribution of securities will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules. Furthermore, any underwriters offering the offered securities will not confirm sales to any accounts over which they exercise discretionary authority without the prior approval of the customer.

ERISA CONSIDERATIONS

        Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), prohibits the borrowing of money, the sale of property and certain other transactions involving the assets of plans that are qualified under the Code ("Qualified Plans") or individual retirement accounts ("IRAs") and persons who have certain specified relationships to them. Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), prohibits similar transactions involving the assets of employee benefit plans that are subject to ERISA ("ERISA Plans"). Qualified Plans, IRAs and ERISA Plans and entities treated for purposes of ERISA and the Code as holding assets thereof are in this prospectus collectively referred to as "Plans."

        Persons who have such specified relationships are referred to as "parties in interest" under ERISA and as "disqualified persons" under the Code. "Parties in interest" and "disqualified persons" encompass a wide range of persons, including any fiduciary (for example, investment manager, trustee or custodian), any person providing services (for example, a broker), the Plan sponsor, an employee organization any of whose members are covered by the Plan, and certain persons related to or affiliated with any of the foregoing.

        Each of us, Bear Stearns and BSSC may be considered a "party in interest" or "disqualified person" with respect to many Plans, including, for example, IRAs established with us or them. The purchase and/or holding of securities by a Plan with respect to which we, Bear Stearns, BSSC and/or certain of our affiliates is a fiduciary and/or a service provider (or otherwise is a "party in interest" or "disqualified person") could constitute or result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, unless such securities are acquired or held pursuant to and in accordance with an applicable statutory or administrative exemption.

        Applicable exemptions may include certain prohibited transaction class exemptions ("PTCEs") (for example, PTCE 84-14 relating to qualified professional asset managers, PTCE 96-23 relating to certain in-house asset managers, PTCE 90-1 relating to insurance company pooled separate accounts, PTCE 91-38 relating to bank collective trust funds and PTCE 95-60 relating to insurance company general accounts).

        A fiduciary who is responsible for an ERISA Plan engaging in a non-exempt prohibited transaction may be liable for any losses to the Plan resulting from such transaction and may be subject to a penalty under ERISA. Also, Code Section 4975 generally imposes an excise tax on disqualified persons who engage, directly or indirectly, in similar types of non-exempt transactions with the assets of Plans subject to such Section.

        In accordance with ERISA's general fiduciary requirement, a fiduciary with respect to any ERISA Plan who is considering the purchase of securities on behalf of such plan should determine whether such purchase is permitted under the governing plan document and is prudent and appropriate for the ERISA Plan in view of its overall investment policy and the composition and diversification of its portfolio. Plans established with, or for which services are provided by, us, Bear Stearns, BSSC and/or certain of our affiliates should consult with counsel before making any acquisition. Each purchaser of any securities, the assets of which constitute the assets of one or more Plans and each fiduciary that directs such purchaser with respect to the purchase or holding of such securities, will be deemed to represent that the purchase and holding of the securities does not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code for which an exemption is not available.

EXPERTS

        The consolidated financial statements and the related financial statement schedules incorporated in this prospectus by reference from our 2002 Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated in this prospectus by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

VALIDITY OF THE SECURITIES

        The validity of the debt securities, the warrants, the preferred stock and the depositary shares will be passed on for us by Cadwalader, Wickersham & Taft LLP, New York, New York.

         You should rely only on the information contained in this prospectus supplement, any pricing supplement and the prospectus. We have not authorized anyone to provide you with information or to make any representation to you that is not contained in this prospectus supplement, any pricing supplement or the prospectus. This prospectus supplement, any pricing supplement and the prospectus are not offers to sell these securities and they are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should not under any circumstances assume that the information in this prospectus supplement, any pricing supplement or the prospectus is correct on any date after its date.

TABLE OF CONTENTS

Prospectus Supplement

$2,000,000,000

The Bear Stearns Companies Inc.

[GRAPHIC]

PROSPECTUS SUPPLEMENT

Bear, Stearns & Co. Inc.
Lead Manager and Lead Agent

BB&T Capital Markets
Citigroup
Edward D. Jones & CO., L.P.
Fidelity Capital Markets,
a division of National Financial Services LLC
Mellon Financial Markets, LLC
Prudential Securities
UBS PaineWebber Inc.
Wachovia Securities
Wells Fargo Investment Services, LLC

June     , 2003

QuickLinks

SUMMARY
RISK FACTORS
PRICING SUPPLEMENT
DESCRIPTION OF NOTES
CERTAIN US FEDERAL INCOME TAX CONSIDERATIONS
SUPPLEMENTAL PLAN OF DISTRIBUTION
VALIDITY OF THE NOTES
GLOSSARY
Form of Redemption Request
TABLE OF CONTENTS
WHERE YOU CAN FIND MORE INFORMATION
CERTAIN DEFINITIONS
THE BEAR STEARNS COMPANIES INC.
USE OF PROCEEDS
RATIO INFORMATION
DESCRIPTION OF DEBT SECURITIES
DESCRIPTION OF WARRANTS
LIMITATIONS ON ISSUANCE OF BEARER DEBT SECURITIES AND BEARER WARRANTS
DESCRIPTION OF PREFERRED STOCK
DESCRIPTION OF DEPOSITARY SHARES
BOOK-ENTRY PROCEDURES AND SETTLEMENT
PLAN OF DISTRIBUTION
ERISA CONSIDERATIONS
EXPERTS
VALIDITY OF THE SECURITIES